IndyMac INDX Mortgage Loan Trust 2007-AR7




                               Final Term Sheet




                          [IndyMac Bank, F.S.B. LOGO]




                          $501,138,100 (Approximate)




                               IndyMac MBS, Inc.
                                   Depositor


                             IndyMac Bank, F.S.B.
                         Sponsor, Seller and Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                 FREE WRITING PROSPECTUS DATED APRIL 26, 2007
                   IndyMac INDX Mortgage Loan Trust 2007-AR7

                                 $501,138,100
   Distributions are payable monthly on the 25th day of each month, beginning
                                  May 25, 2007

      The issuing entity will issue the following classes of certificates:

-----------------------------------------------------------------------------------------------------------------------
                         Initial Class                                             Initial Class
                          Certificate         Pass-Through                          Certificae         Pass-Through
     Class                 Balance(1)            Rate(2)           Class             Balance(1)            Rate(2)
-----------------------------------------------------------------------------------------------------------------------
Class 1-A-1           $    93,259,000           Floating         Class A-R       $          100          Variable
-----------------------------------------------------------------------------------------------------------------------
Class 1-X             $    93,259,000(3)        Variable         Class B-IO      $   23,596,000(3)        0.2500%
-----------------------------------------------------------------------------------------------------------------------
Class 2-A-1           $   334,527,000           Variable         Class B-1       $   13,338,000          Variable
-----------------------------------------------------------------------------------------------------------------------
Class 2-X             $   334,527,000(3)        Variable         Class B-2       $   10,258,000          Variable
-----------------------------------------------------------------------------------------------------------------------
Class C-M             $    42,575,000           Variable         Class B-3       $    7,181,000          Variable
-----------------------------------------------------------------------------------------------------------------------

----------
(1) This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.

(2) The pass-through rates are calculated as described in this free writing prospectus under "Summary--Description of the Certificates."

(3) The Class 1-X, Class 2-X and Class B-IO Certificates are interest only, notional amount certificates. The initial notional amounts for the Class 1-X, Class 2-X and Class B-IO Certificates are set forth in the table above but are not included in the aggregate class certificate balance of the offered certificates.

                                    Summary

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, carefully read this entire document and the accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decision.

Issuing Entity

IndyMac INDX Mortgage Loan Trust 2007-AR7, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN07A7, and its telephone number is (714) 247-6000.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of April 1, 2007 among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For each mortgage loan, the later of April 1, 2007 and the origination date of that mortgage loan.

Closing Date

On or about April 27, 2007.

The Mortgage Loans

The mortgage pool will consist primarily of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four- family residential properties. The mortgage loans will be divided into two groups. Each group of mortgage loans is referred to as a "loan group."

The mortgage rate on each mortgage loan is fixed for a specified period after origination after which the mortgage rate is adjustable, based on a specified index. The aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date is expected to be approximately as follows:

       Loan                   Aggregate                   Fixed Rate
      Group             Principal Balance ($)          Period (months)
    -----------       -------------------------     --------------------
        1                  $111,820,787.54                    60
        2                  $401,115,301.21                    60

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance                              $111,820,787.54

Geographic Concentrations in excess of 10%:

California                                                                44.97%

Weighted Average Original LTV Ratio                                       77.87%

Weighted Average Mortgage Rate                                            7.486%

Range of Mortgage Rates                                         7.000% to 9.125%

Average Current Principal Balance                                    $414,151.06

Range of Current Principal Balances                                $52,000.00 to
                                                                   $1,920,000.00

Weighted Average Remaining Term to Maturity                           358 months

Weighted Average FICO Credit Score*                                          693

Weighted Average Gross Margin                                             2.635%

Weighted Average Maximum Mortgage Rate                                   12.873%

Weighted Average Minimum Mortgage Rate                                    2.635%

Range of Months to Next Rate Adjustment Date                            51 to 60

-----------------
* Not including the mortgage loans for which the FICO Credit Score was not available.

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance                              $401,115,301.21

Geographic Concentrations in excess of 10%:

California                                                                61.08%

Weighted Average Original LTV Ratio                                       75.55%

Weighted Average Mortgage Rate                                            6.451%

Range of Mortgage Rates                                         5.000% to 7.000%

Average Current Principal Balance                                    $489,762.27

Range of Current Principal Balances                                $44,963.11 to
                                                                   $2,250,000.00

Weighted Average Remaining Term to Maturity                           359 months

Weighted Average FICO Credit Score*                                          707

Weighted Average Gross Margin                                             2.686%

Weighted Average Maximum Mortgage Rate                                   11.614%

Weighted Average Minimum Mortgage Rate                                    2.686%

Range of Months to Next Rate Adjustment Date                            52 to 61

-------------------------
* Not including the mortgage loans for which the FICO Credit Score was not available.

As of the cut-off date, the mortgage loans, in the aggregate, had the following characteristics:

Aggregate Current Principal Balance                              $512,936,088.75

Geographic Concentrations in excess of 10%:

California                                                                57.57%

Weighted Average Original LTV Ratio                                       76.05%

Weighted Average Mortgage Rate                                            6.677%

Range of Mortgage Rates                                         5.000% to 9.125%

Average Current Principal Balance                                    $471,015.69

Range of Current Principal Balances                                $44.963.11 to
                                                                   $2,250,000.00

Weighted Average Remaining Term to Maturity                           359 months

Weighted Average FICO Credit Score*                                          704

Weighted Average Gross Margin                                             2.675%

Weighted Average Maximum Mortgage Rate                                   11.889%

Weighted Average Minimum Mortgage Rate                                    2.675%

Range of Months to Next Rate Adjustment Date                            51 to 61

------------------------
* Not including the mortgage loans for which the FICO Credit Score was not available.

START HERE

Description of the Certificates

The issuing entity will issue the following classes of certificates:

                                    Initial
                       Related       Class                                     Final Scheduled   Modeled Final     Initial Rating
                        Loan       Certificate                                  Distribution      Distribution     (Moody's/S&P)
       Class           Group       Balance(1)                 Type                   Date              Date            (2)
--------------------   -------  -----------------   -------------------------  ---------------   --------------    --------------
Offered Certificates
1-A-1..........           1       $93,259,000             Senior/Super             June 2037        April 2037         Aaa/AAA
                                                      Senior/Floating Rate
1-X............           1       $93,259,000(3)       Senior/Notional             June 2037        April 2037         Aaa/AAA
                                                        Amount/Interest
                                                       Only/Variable Rate
2-A-1..........           2      $334,527,000             Senior/Super             June 2037        April 2037         Aaa/AAA
                                                      Senior/Variable Rate
2-X............           2      $334,527,000(3)         Senior/Notional           June 2037        April 2037         Aaa/AAA
                                                        Amount/Interest
                                                       Only/Variable Rate
C-M............        1 and 2    $42,575,000           Senior/Support/            June 2037        April 2037         Aa1/AAA
                                                    Variable Rate/Component
A-R............           2              $100             Senior/REMIC             June 2037        April 2037         Aaa/AAA
                                                            Residual
B-IO...........        1 and 2    $23,596,000(3)     Senior/Notional Amount/       March 2012       March 2012          NR/AAA
                                                    Interest Only/Fixed Rate
B-1............        1 and 2    $13,338,000             Subordinate/             June 2037        April 2037          Aa2/AA
                                                         Variable Rate
B-2............        1 and 2    $10,258,000             Subordinate/             June 2037        April 2037           A2/A+
                                                         Variable Rate
B-3............        1 and 2     $7,181,000             Subordinate/             June 2037        April 2037         Baa2/BBB
                                                         Variable Rate
Non-Offered
Certificates(4)
Class P-1......        1 and 2           $100          Prepayment Charges             N/A              N/A               N/A
Class P-2......        1 and 2           $100          Prepayment Charges             N/A              N/A               N/A
Class L........        1 and 2            N/A          Late Payment Fees              N/A              N/A               N/A
Class B-4......        1 and 2     $5,130,000             Subordinate/             June 2037        April 2037          NR/BB
                                                         Variable Rate
Class B-5......        1 and 2     $3,847,000             Subordinate/             June 2037        April 2037           NR/B
                                                         Variable Rate
Class B-6......        1 and 2     $2,820,988             Subordinate/             June 2037        April 2037          NR/NR
                                                         Variable Rate

---------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"). These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The notional amount of this class of certificates will be calculated as described in this free writing prospectus under "Description of the Certificates--Notional Amount Certificates."

(4) The Class P-1, Class P-2, Class, L, Class B-4, Class B-5 and Class B-6 Certificates are not offered by this free writing prospectus. The Class P-1 and Class P-2 Certificates will be entitled to receive all prepayment charges collected on the mortgage loans. The Class L Certificates will be entitled to receive all late payment fees collected on the mortgage loans. Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

       Class             Initial Pass-Through Rate(1)    Pass-Through Rate    Interest Accrual Period   Interest Accrual Convention
--------------------     ----------------------------    -----------------    -----------------------   ---------------------------
Offered Certificates
1-A-1............                   5.620%                        (2)              25th to 24th (3)              30/360 (4)
1-X..............                   1.484%                        (5)             calendar month (6)             30/360 (4)
2-A-1............                   5.820%                        (7)             calendar month (6)             30/360 (4)
2-X..............                   0.250%                        (8)             calendar month (6)             30/360 (4)
C-M..............                   6.295%                        (9)             calendar month (6)             30/360 (4)
A-R..............                   6.070%                       (10)             calendar month (6)             30/360 (4)
B-IO.............                   0.250%                      0.250%            calendar month (6)             30/360 (4)
B-1..............                   6.045%                       (11)             calendar month (6)             30/360 (4)
B-2..............                   6.045%                       (11)             calendar month (6)             30/360 (4)
B-3..............                   6.295%                       (12)             calendar month (6)             30/360 (4)
Non-Offered
Certificates
Class P-1........                    (13)                        (13)                     N/A                        N/A
Class P-2........                    (13)                        (13)                     N/A                        N/A
Class L..........                    (13)                        (13)                     N/A                        N/A
Class B-4........                   6.295%                       (12)             calendar month (6)             30/360 (4)
Class B-5........                   6.295%                       (12)             calendar month (6)             30/360 (4)
Class B-6........                   6.295%                       (12)             calendar month (6)             30/360 (4)

---------
(1)   Reflects the expected pass-through rate as of the closing date.

(2) The pass-through rate on the Class 1-A-1 Certificates for the interest accrual period for any distribution date will be the lesser of (x) one-month LIBOR plus 0.30% per annum and (y) the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1. The pass-through rate on the LIBOR certificates may adjust monthly based on the level of one-month LIBOR. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates--Determination of LIBOR."

(3) The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month before the month in which that distribution date occurs and ending on the 24th day of the month in which the distribution date occurs.

(4) Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(5) The pass-through rate for the Class 1-X Certificates for the interest accrual period for any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1 minus the pass-through rate for the Class 1-A-1 Certificates.

(6)   These certificates will settle with accrued interest.

(7) The pass-through rate for the Class 2-A-1 Certificates for the interest accrual period for any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 2 minus the pass-through rate for the Class 2-X Certificates.

(8) The pass-through rate for the Class 2-X Certificates for the interest accrual period for any distribution date (x) up to and including the distribution date in March 2012, will equal 0.25% per annum and (y) any distribution date thereafter, will equal 0.55% per annum.

(9) The pass-through rate for the Class C-M Certificates for the interest accrual period for any distribution date will be a per annum rate equal to the weighted average of the pass-through rates on its components. The pass-through rate on each component for the interest accrual period for each distribution date will equal the weighted average adjusted net mortgage rate of the mortgage loans in the related loan group.

(10) The pass-through rate for the Class A-R Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 2.

(11) The pass-through rate for this class of certificates for the interest accrual period for any distribution date (x) up to and including the distribution date in March 2012, will equal the Weighted Average Rate minus the pass-through rate for the Class B-IO Certificates and (y) any distribution date thereafter, will equal the Weighted Average Rate.

(12) The pass-through rate for this class of certificates for the interest accrual period for any distribution date will be the "Weighted Average Rate" which is a per annum rate equal (i) the sum of the following for each loan group: the product of (x) the weighted average adjusted net mortgage rate of the mortgage loans in that loan group as of the first day of the prior calendar month and (y) the related assumed balance, divided by (ii) the sum of the assumed balances for each loan group immediately prior to that distribution date.

(13) The Class P-1, Class P-2 and Class L Certificates will not accrue any interest.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

      Designation                      Class of Certificates
--------------------      -----------------------------------------------
Senior Certificates:      Group 1 Certificates and Group 2 Certificates
Subordinated              Class B-1, Class B-2, Class B-3, Class B-4,
   Certificates:          Class B-5 and Class B-6 Certificates
Group 1 Certificates      Class 1-A-1 and Class 1-X Certificates and
                          Class C-M-1 Component
Group 2 Certificates      Class 2-A-1, Class 2-X and Class A-R
                          Certificates and Class C-M-2 Component
Offered Certificates:     Group 1 Certificates, Group 2 Certificates,
                          Class B-IO, Class B-1, Class B-2 and Class B-3
                          Certificates
Super Senior              Class 1-A-1 and Class 2-A-1 Certificates
   Certificates:
Support Certificates:     Class C-M Certificates
Class C-M Components:     Class C-M-1 Component and Class C-M-2 Component


Record Date

The record date (x) for the LIBOR Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to that distribution date and (y) for any other class of certificates and any Definitive Certificates, is the last business day of the month preceding the month of a distribution date.

Denominations

The senior certificates (other than the Class A-R Certificates):

$25,000 and multiples of $1,000.

Class B-1, Class B-2 and Class B-3 Certificates:

$25,000 and multiples of $1,000.

Class A-R Certificates:

$100.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution is scheduled for May 25, 2007.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates and component is shown in the table on page S-8.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates and component will be entitled to receive:

      o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance, notional amount or component balance immediately prior to that distribution date; plus

      o     any interest remaining unpaid from prior distribution dates; minus

      o any net interest shortfalls allocated to that class and component for that distribution date.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans in a loan group exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each related class of certificates will be reduced proportionately by the amount of this excess.

For each class of certificates, any unpaid interest amount (which is interest due, but not distributed, on a prior distribution date) will be distributable as and to the extent described in this free writing prospectus.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each interest-bearing class of certificates and component will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group resulting from:

      o     prepayments on the mortgage loans; and

      o reductions in the interest rate on the related mortgage loans due to Servicemembers Civil Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes and component of the related senior certificates based on their respective entitlements and the classes of subordinated certificates and the Class B-IO Certificates, based on interest accrued on each such subordinated class' share of the assumed balance, as described more fully in this free writing prospectus under "Description of the Certificates -- Interest," in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related classes and component of certificates in the order described below under "-- Priority of Distributions Among Certificates," interest will be distributed on each class of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class and component of certificates will be entitled to receive on the next distribution date.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following with respect to the mortgage loans in a loan group (after the fees and expenses described under the next heading are subtracted):

      o all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

      o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures;

      o net proceeds from the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

      o subsequent recoveries with respect to mortgage loans in that loan group;

      o partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer, and the compensating interest; and

      o any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the servicer during the applicable period.

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

      o the servicing fee and additional servicing compensation due to the servicer;

      o     the trustee fee due to the trustee;

      o     any lender paid mortgage insurance premiums;

      o amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

      o all prepayment charges (which are distributable only to the Class P-1 and Class P-2 Certificates);

      o all late payment fees (which are distributable only to the Class L Certificates); and

      o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement.

Any amounts paid from collections on the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan that will equal one-twelfth of the stated principal balance of such mortgage loan multiplied by the servicing fee rate. The servicing fee rate for each mortgage loan will be 0.375% per annum. The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation

The servicer is also entitled to receive, as additional servicing compensation, assumption fees and other similar charges (excluding prepayment charges and late payment fees), all investment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to the mortgage loans.

Source and Priority of Payments

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

      o to interest on each interest-bearing class or component of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

      o     to interest on the Class B-IO Certificates;

      o to principal of the classes of senior certificates and component relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

      o to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1 Certificates, in each case subject to the limitations set forth below; and

      o     from any remaining available amounts, to the Class A-R Certificates.

Principal Distributions

Generally, principal collections from the mortgage loans in a loan group are allocated to the senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

      o in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance and component balance of the related senior certificates and component to the aggregate stated principal balance of the mortgage loans in that loan group and

      o in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates and component is based on a fixed percentage (equal to 100%) until the seventh anniversary of the first distribution date, at which time the percentage will step down as described in this free writing prospectus, if the specified conditions are met.

Notwithstanding the foregoing,

      o no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied and

      o if the aggregate subordination percentage meets a certain threshold and certain conditions related to loss and delinquency performance of the mortgage loans in each loan group are satisfied (referred to as the "two-times test"), each senior prepayment percentage will step down prior to the seventh anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their notional amount.

Senior Certificates:

On each distribution date, the principal amount for each loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the classes of senior certificates as follows:

      o with respect to loan group 1, concurrently, to the Class 1-A-1 Certificates and Class C-M-1 Component, pro rata, until the class certificate balance and component balance thereof are reduced to zero; and

      o     with respect to loan group 2, in the following priority:

            1) to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

            2) concurrently, to the Class 2-A-1 Certificates and Class C-M-2 Component, pro rata, until the class certificate balance and component balance thereof are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the classes of subordinated certificates in order of their distribution priorities, beginning with the Class B-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount from all loan groups; provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a "restricted class"), the restricted class will not receive distributions of principal prepayments. Instead, the portion of principal prepayments otherwise distributable to the restricted class will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan in lieu of refinancing at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification. In addition, under limited circumstances, the servicer will repurchase certain mortgage loans that experience an early payment default (default in the first three months following origination).

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, each class of subordinated certificates will have a distribution priority over the class or classes of certificates with a higher numerical designation, if any.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth under "Description of the Certificates--Allocation of Losses." However, any realized losses on the mortgage loans in a loan group that would otherwise be allocated to the related class of super senior certificates will instead be allocated to the related component of support certificates until its component balance is reduced to zero.

Additionally, as described above under "--Principal Distributions," unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance and component balance of a group of senior certificates, after giving effect to distributions to be made on that distribution date, is greater than the aggregate stated principal balance of the mortgage loans in the related loan group (any such group, an "undercollateralized group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, until the aggregate class certificate balance and component balance of the senior certificates of the undercollateralized group equals the aggregate stated principal balance of the mortgage loans in that loan group (such distribution, an "undercollateralization distribution"). If the senior certificates of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan group remaining after all required amounts for that distribution date have been distributed to the senior certificates of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until the undercollateralized group is no longer undercollateralized.

All distributions described in this "--Cross-Collateralization" section will be made in accordance with the priorities set forth below under "Distributions on the Certificates--Principal--Senior Principal Distribution Amount" and "--Subordinated Principal Distribution Amount."

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class L and Class A-R Certificates, will represent the regular interests in the Master REMIC. The Class A-R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class B-IO and Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                                                          The Mortgage Pool

                                                            Loan Group 1

                                          Mortgage Rates for the Group 1 Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Range of Mortgage Rates (%)               Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
7.000 .............................           6   $  1,711,668.86          1.53%      7.000%        676   $285,278.14         78.06%
7.001 - 7.500 .....................         172     73,526,281.07         65.75       7.282         698    427,478.38         77.17
7.501 - 8.000 .....................          65     27,688,606.79         24.76       7.740         682    425,978.57         78.76
8.001 - 8.500 .....................          16      5,555,608.24          4.97       8.213         685    347,225.52         81.50
8.501 - 9.000 .....................           7      1,667,980.28          1.49       8.716         669    238,282.90         79.75
9.001 - 9.500 .....................           4      1,670,642.30          1.49       9.125         733    417,660.58         80.00
                                      ---------   ---------------   -----------
    Total .........................         270   $111,820,787.54        100.00%
                                      =========   ===============   ===========

----------
(1)   As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1
      Mortgage Loans was approximately 7.486% per annum.


                                    Current Principal Balances for the Group 1 Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Range of Current Mortgage Loan         Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Principal Balances ($)                    Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
50,000.00 - 100,000.00 ............          12   $    973,557.34          0.87%      7.657%        711   $ 81,129.78         79.90%
100,000.01 - 150,000.00 ...........          16      2,047,917.46          1.83       7.715         686    127,994.84         79.14
150,000.01 - 200,000.00 ...........          32      5,558,369.98          4.97       7.554         690    173,699.06         77.96
200,000.01 - 250,000.00 ...........          22      4,922,580.15          4.40       7.464         708    223,753.64         79.05
250,000.01 - 300,000.00 ...........          25      6,810,374.45          6.09       7.557         692    272,414.98         79.97
300,000.01 - 350,000.00 ...........          13      4,178,189.31          3.74       7.748         693    321,399.18         78.59
350,000.01 - 400,000.00 ...........           6      2,231,149.93          2.00       7.267         687    371,858.32         81.78
400,000.01 - 450,000.00 ...........          25     10,832,720.85          9.69       7.490         688    433,308.83         79.67
450,000.01 - 500,000.00 ...........          36     17,245,769.50         15.42       7.452         690    479,049.15         78.68
500,000.01 - 550,000.00 ...........          19      9,908,737.18          8.86       7.350         684    521,512.48         77.94
550,000.01 - 600,000.00 ...........          19     10,830,991.00          9.69       7.493         701    570,052.16         77.89
600,000.01 - 650,000.00 ...........          10      6,411,255.09          5.73       7.565         672    641,125.51         76.40
650,000.01 - 700,000.00 ...........          13      8,802,410.04          7.87       7.488         676    677,108.46         78.60
700,000.01 - 750,000.00 ...........           5      3,578,000.00          3.20       7.428         714    715,600.00         80.00
750,000.01 - 800,000.00 ...........           3      2,344,000.00          2.10       7.542         683    781,333.33         80.00
800,000.01 - 850,000.00 ...........           2      1,657,500.00          1.48       7.125         731    828,750.00         75.00
850,000.01 - 900,000.00 ...........           2      1,755,533.83          1.57       8.248         715    877,766.92         80.00
900,000.01 - 950,000.00 ...........           1        948,175.00          0.85       7.625         651    948,175.00         80.00
950,000.01 - 1,000,000.00 .........           6      5,872,000.00          5.25       7.333         723    978,666.67         76.48
1,250,000.01 - 1,500,000.00 .......           2      2,991,556.43          2.68       7.438         725   1,495,778.22        71.58
1,750,000.01 - 2,000,000.00 .......           1      1,920,000.00          1.72       7.250         685   1,920,000.00        49.23
                                      ---------   ---------------   -----------
    Total .........................         270   $111,820,787.54        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the average principal balance of the Group 1
      Mortgage Loans was approximately $414,151.06.

                                       14

                                   Original Loan-to-Value Ratios for the Group 1 Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Range of Original Loan-to-Value        Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Ratios (%)                                Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
30.01 - 40.00 .....................           1   $    200,000.00          0.18%      7.500%        629   $200,000.00         33.33%
40.01 - 50.00 .....................           2      2,391,000.00          2.14       7.225         674  1,195,500.00         47.97
50.01 - 60.00 .....................           2        960,220.93          0.86       7.185         668    480,110.47         53.74
60.01 - 70.00 .....................          11      6,462,055.32          5.78       7.416         682    587,459.57         66.85
70.01 - 80.00 .....................         245     98,825,702.31         88.38       7.492         695    403,370.21         79.24
80.01 - 90.00 .....................           6      2,078,358.98          1.86       7.677         687    346,393.16         89.23
90.01 - 95.00 .....................           3        903,450.00          0.81       7.885         677    301,150.00         95.00
                                      ---------   ---------------   -----------
    Total .........................         270   $111,820,787.54        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 1 Mortgage Loans was approximately 77.87%.


                                   Original Term to Stated Maturity for the Group 1 Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Original Term to Stated Maturity       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
(Months)                                  Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
360 ...............................         270   $111,820,787.54        100.00%      7.486%        693   $414,151.06         77.87%
                                      ---------   ---------------   -----------
    Total .........................         270   $111,820,787.54        100.00%
                                      =========   ===============   ===========


                                Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Range of Remaining Terms to Stated     Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Maturity (Months)                         Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
351 - 355 .........................          18   $  7,339,949.23          6.56%      7.523%        708   $407,774.96         75.78%
356 - 360 .........................         252    104,480,838.31         93.44       7.483         692    414,606.50         78.02
                                      ---------   ---------------   -----------
    Total .........................         270   $111,820,787.54        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average remaining term to stated
      maturity of the Group 1 Mortgage Loans was approximately 358 months.

                                       15

                         Geographic Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Geographic Area                           Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
Arizona ...........................          20   $  6,826,887.38          6.11%      7.568%        707   $341,344.37         79.30%
California ........................          94     50,286,722.43         44.97       7.453         691    534,965.13         77.87
Colorado ..........................           4      2,976,000.00          2.66       7.410         697    744,000.00         63.02
Connecticut .......................           4        675,685.15          0.60       7.633         700    168,921.29         80.00
District of Columbia ..............           3      1,323,200.00          1.18       7.275         699    441,066.67         79.78
Florida ...........................          34      8,093,298.28          7.24       7.700         693    238,038.18         77.34
Georgia ...........................           6      1,571,355.27          1.41       7.688         679    261,892.55         80.00
Idaho .............................           3      1,185,900.00          1.06       7.387         690    395,300.00         76.44
Illinois ..........................          17      4,936,986.61          4.42       7.528         704    290,410.98         79.87
Maryland ..........................           6      2,399,300.00          2.15       7.469         702    399,883.33         82.06
Massachusetts .....................           6      2,431,065.12          2.17       7.722         668    405,177.52         75.90
Michigan ..........................           2        478,133.45          0.43       7.666         659    239,066.73         71.85
Minnesota .........................           1        260,000.00          0.23       7.750         747    260,000.00         80.00
Missouri ..........................           3        353,106.35          0.32       7.354         689    117,702.12         81.04
Nevada ............................           9      4,518,400.00          4.04       7.329         711    502,044.44         75.71
New Jersey ........................          13      5,823,437.79          5.21       7.473         681    447,956.75         79.21
New York ..........................           6      2,742,304.32          2.45       7.618         696    457,050.72         78.83
North Carolina ....................           3      1,273,648.89          1.14       7.771         684    424,549.63         83.32
Oregon ............................           7      2,376,700.00          2.13       7.298         690    339,528.57         79.05
Pennsylvania ......................           2        460,714.06          0.41       7.424         664    230,357.03         79.48
South Carolina ....................           3      1,017,403.71          0.91       7.330         724    339,134.57         75.94
Tennessee .........................           3        772,603.19          0.69       8.166         668    257,534.40         79.79
Texas .............................           1        122,100.74          0.11       7.375         697    122,100.74         78.84
Utah ..............................           5      2,507,709.65          2.24       7.297         712    501,541.93         79.50
Virginia ..........................           6      2,902,361.00          2.60       7.351         690    483,726.83         79.47
Washington ........................           9      3,505,764.15          3.14       7.419         688    389,529.35         77.77
                                      ---------   ---------------   -----------
    Total .........................         270   $111,820,787.54        100.00%
                                      =========   ===============   ===========


                                  Mortgagors' FICO Credit Scores for the Group 1 Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Range of FICO                          Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Credit Scores                             Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
Not available .....................           3   $  1,074,051.87          0.96%      7.474%        N/A   $358,017.29         77.89%
621 - 640 .........................          26     11,104,788.37          9.93       7.518         631    427,107.25         73.57
641 - 660 .........................          44     18,360,295.13         16.42       7.478         652    417,279.43         78.98
661 - 680 .........................          42     15,062,974.20         13.47       7.597         673    358,642.24         79.91
681 - 700 .........................          54     25,844,530.60         23.11       7.435         690    478,602.42         76.22
701 - 720 .........................          38     12,958,891.61         11.59       7.467         709    341,023.46         80.27
721 - 740 .........................          25     11,048,585.21          9.88       7.480         729    441,943.41         76.46
741 - 760 .........................          13      5,654,656.18          5.06       7.619         747    434,973.55         79.15
761 - 780 .........................          13      5,658,406.79          5.06       7.438         766    435,262.06         79.09
781 - 800 .........................           8      3,434,470.00          3.07       7.318         790    429,308.75         79.70
801 - 820 .........................           4      1,619,137.58          1.45       7.384         805    404,784.40         80.00
                                      ---------   ---------------   -----------
    Total .........................         270   $111,820,787.54        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average FICO Credit Score of the
      Group 1 Mortgage Loans (not including the Mortgage Loans for which the
      FICO Credit Score was not available) was approximately 693.

                                       16

                                    Types of Mortgaged Properties for the Group 1 Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Property Type                             Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
Single Family Residence ...........         158   $ 69,871,648.00         62.49%      7.465%        685   $442,225.62         77.24%
Planned Unit Development (PUD) ....          55     24,743,108.64         22.13       7.494         710    449,874.70         78.73
Low-rise Condominium ..............          33      8,054,098.39          7.20       7.508         704    244,063.59         79.68
Two-Family Residence ..............          12      4,349,893.32          3.89       7.567         691    362,491.11         79.27
Four-Family Residence .............           5      2,474,904.92          2.21       7.147         725    494,980.98         76.92
High-rise Condominium .............           3      1,170,425.80          1.05       7.793         732    390,141.93         79.83
Three-Family Residence ............           3        995,908.47          0.89       8.646         677    331,969.49         80.00
Townhouse .........................           1        160,800.00          0.14       7.875         668    160,800.00         80.00
                                      ---------   ---------------   -----------
    Total .........................         270   $111,820,787.54        100.00%
                                      =========   ===============   ===========


                                               Purposes of the Group 1 Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Loan Purpose                              Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
Purchase ..........................         167   $ 65,409,893.25         58.50%      7.487%        705   $391,676.01         79.48%
Refinance (Rate/Term) .............          30     11,369,626.93         10.17       7.647         674    378,987.56         78.79
Refinance (Cash Out) ..............          73     35,041,267.36         31.34       7.431         677    480,017.36         74.57
                                      ---------   ---------------   -----------
    Total .........................         270   $111,820,787.54        100.00%
                                      =========   ===============   ===========


                                          Occupancy Types for the Group 1 Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Occupancy Type                            Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
Primary Home ......................         206   $ 87,656,887.67         78.39%      7.454%        688   $425,518.87         78.80%
Secondary Home ....................          17      7,180,147.33          6.42       7.731         703    422,361.61         70.39
Investment ........................          47     16,983,752.54         15.19       7.546         716    361,356.44         76.24
                                      ---------   ---------------   -----------
    Total .........................         270   $111,820,787.54        100.00%
                                      =========   ===============   ===========

------------

(1) Based upon representations of the related mortgagors at the time of origination.


                                       Loan Documentation Types for the Group 1 Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Type of Program                           Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
Full/Alternate ....................          15   $  4,599,076.66          4.11%      7.245%        704   $306,605.11         81.44%
Stated Income .....................         124     54,726,585.25         48.94       7.413         693    441,343.43         77.77
No Ratio ..........................          69     30,928,689.77         27.66       7.523         696    448,241.88         78.61
No Income/No Asset ................          32     10,480,407.44          9.37       7.663         687    327,512.73         78.76
No Doc ............................          30     11,086,028.42          9.91       7.674         690    369,534.28         74.01
                                      ---------   ---------------   -----------
    Total .........................         270   $111,820,787.54        100.00%
                                      =========   ===============   ===========

                                       17

                                             Loan Ages for the Group 1 Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Range of Loan Ages (Months)               Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
0 .................................          80   $ 31,266,708.00         27.96%      7.435%        679   $390,833.85         77.75%
1 - 5 .............................         182     77,957,313.35         69.72       7.508         698    428,336.89         78.00
6 - 9 .............................           8      2,596,766.19          2.32       7.448         708    324,595.77         75.35
                                      ---------   ---------------   -----------
    Total .........................         270   $111,820,787.54        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average loan age of the Group 1
      Mortgage Loans was approximately 2 months.


                                            Loan Programs for the Group 1 Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Loan Program                              Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
5/1 LIBOR .........................          18   $  5,630,058.38          5.03%      7.607%        700   $312,781.02         79.45%
5/1 LIBOR 40/30 Balloon ...........          22      4,796,640.37          4.29       7.439         697    218,029.11         80.58
5/6 LIBOR .........................          30      7,458,703.17          6.67       7.845         694    248,623.44         79.68
5/6 LIBOR 40/30 Balloon ...........           4      1,116,560.96          1.00       7.496         674    279,140.24         79.86
5/1 LIBOR Interest-Only ...........          97     49,040,840.39         43.86       7.399         688    505,575.67         76.64
5/6 LIBOR Interest-Only ...........          99     43,777,984.27         39.15       7.512         698    442,201.86         78.39
                                      ---------   ---------------   -----------
    Total .........................         270   $111,820,787.54        100.00%
                                      =========   ===============   ===========


                                     Original Interest Only Terms of the Group 1 Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Original Interest Only                 Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Term (Months)                             Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
None ..............................          74   $ 19,001,962.88         16.99%      7.651%        695   $256,783.28         79.85%
60 ................................           8      3,579,904.92          3.20       7.350         708    447,488.12         79.66
120 ...............................         188     89,238,919.74         79.81       7.456         692    474,675.11         77.38
                                      ---------   ---------------   -----------
    Total .........................         270   $111,820,787.54        100.00%
                                      =========   ===============   ===========


                                   Prepayment Charge Terms and Types of the Group 1 Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Prepayment Charge                      Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Terms and Types (Months)                  Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
None ..............................         130   $ 62,818,097.36         56.18%      7.468%        696   $483,216.13         76.62%
12 - Hard .........................          25     10,130,127.12          9.06       7.512         672    405,205.08         80.81
12 - Soft .........................           2      1,390,733.83          1.24       8.384         732    695,366.92         80.00
24 - Hard .........................          16      4,297,865.37          3.84       7.291         692    268,616.59         79.42
24 - Soft .........................           2        338,800.00          0.30       7.334         709    169,400.00         80.00
36 - Hard .........................          54     16,742,505.26         14.97       7.524         696    310,046.39         79.87
36 - Soft .........................          41     16,102,658.60         14.40       7.478         690    392,747.77         78.19
                                      ---------   ---------------   -----------
    Total .........................         270   $111,820,787.54        100.00%
                                      =========   ===============   ===========

                                       18

                                           Gross Margins for the Group 1 Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Range of Gross Margins (%)                Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
2.001 - 2.500 .....................          99   $ 46,492,314.84         41.58%      7.451%        700   $469,619.34         77.03%
2.501 - 3.000 .....................         131     53,545,260.77         47.88       7.531         686    408,742.45         78.47
3.001 - 3.500 .....................          14      4,020,837.13          3.60       7.414         694    287,202.65         80.00
3.501 - 4.000 .....................          24      7,178,374.80          6.42       7.399         700    299,098.95         77.47
4.001 - 4.500 .....................           2        584,000.00          0.52       7.659         712    292,000.00         80.00
                                      ---------   ---------------   -----------
    Total .........................         270   $111,820,787.54        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average Gross Margin of the Group 1
      Mortgage Loans was approximately 2.635%.


                                  Months to Initial Adjustment Date for the Group 1 Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Range of Number of Months to           Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Initial Adjustment Date                   Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
51 - 59 ...........................         190   $ 80,554,079.54         72.04%      7.506%        699   $423,968.84         77.92%
60 ................................          80     31,266,708.00         27.96       7.435         679    390,833.85         77.75
                                      ---------   ---------------   -----------
    Total .........................         270   $111,820,787.54        100.00%
                                      =========   ===============   ===========


                                      Maximum Mortgage Rates for the Group 1 Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Range of Maximum Mortgage Rates (%)       Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
12.000 ............................           5   $  1,557,268.86          1.39%      7.000%        671   $311,453.77         77.86%
12.001 - 12.500 ...................         113     45,662,234.21         40.84       7.294         692    404,090.57         77.87
12.501 - 13.000 ...................          47     17,643,316.89         15.78       7.738         686    375,389.72         79.40
13.001 - 13.500 ...................          67     31,190,167.23         27.89       7.358         705    465,524.88         76.64
13.501 - 14.000 ...................          23     10,746,236.73          9.61       7.781         676    467,227.68         77.77
14.001 - 14.500 ...................           8      2,229,487.87          1.99       8.265         679    278,685.98         81.02
14.501 - 15.000 ...................           3      1,121,433.45          1.00       8.731         673    373,811.15         79.78
15.001 - 15.500 ...................           4      1,670,642.30          1.49       9.125         733    417,660.58         80.00
                                      ---------   ---------------   -----------
    Total .........................         270   $111,820,787.54        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
      Group 1 Mortgage Loans was approximately 12.873%.

                                       19

                                    Initial Periodic Rate Caps for the Group 1 Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Initial Periodic                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Rate Caps (%)                             Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
3.000 .............................          18   $  8,866,917.33          7.93%      7.519%        681   $492,606.52         80.00%
5.000 .............................         177     68,898,687.16         61.62       7.462         690    389,258.12         78.47
6.000 .............................          75     34,055,183.05         30.46       7.526         703    454,069.11         76.10
                                      ---------   ---------------   -----------
    Total .........................         270   $111,820,787.54        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 1 Mortgage Loans was approximately 5.146%.


                                   Subsequent Periodic Rate Caps for the Group 1 Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Subsequent Periodic                    Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Rate Caps (%)                             Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
1.000 .............................          91   $ 35,451,206.70         31.70%      7.517%        693   $389,573.70         78.89%
2.000 .............................         179     76,369,580.84         68.30       7.471         693    426,645.70         77.40
                                      ---------   ---------------   -----------
    Total .........................         270   $111,820,787.54        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Group 1 Mortgage Loans was approximately 1.683%.


                                         Origination Channels for the Group 1 Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Origination Channel                       Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
Conduit ...........................         181   $ 77,286,530.84         69.12%      7.508%        699   $426,997.41         77.70%
Correspondent .....................          28     13,193,166.33         11.80       7.408         697    471,184.51         78.45
Consumer Direct ...................           3      1,002,000.00          0.90       7.682         648    334,000.00         77.72
Mortgage Professionals ............          58     20,339,090.37         18.19       7.445         673    350,673.97         78.14
                                      ---------   ---------------   -----------
    Total .........................         270   $111,820,787.54        100.00%
                                      =========   ===============   ===========

                                       20

                                                            Loan Group 2

                                          Mortgage Rates for the Group 2 Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Range of Mortgage Rates (%)               Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
5.000 .............................           5   $  2,692,572.00          0.67%      5.000%        708   $538,514.40         79.68%
5.001 - 5.500 .....................          24     14,109,245.02          3.52       5.374         725    587,885.21         75.06
5.501 - 6.000 .....................         105     56,800,983.41         14.16       5.861         723    540,961.75         75.83
6.001 - 6.500 .....................         280    147,537,366.12         36.78       6.362         711    526,919.16         73.80
6.501 - 7.000 .....................         405    179,975,134.66         44.87       6.817         697    444,383.05         76.87
                                      ---------   ---------------   -----------
    Total .........................         819   $401,115,301.21        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2
      Mortgage Loans was approximately 6.451% per annum.


                                    Current Principal Balances for the Group 2 Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Range of Current Mortgage Loan         Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Principal Balances ($)                    Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
0.01 - 50,000.00 ..................           1   $     44,963.11          0.01%      7.000%        664   $ 44,963.11         75.00%
50,000.01 - 100,000.00 ............           7        599,019.33          0.15       6.963         675     85,574.19         72.70
100,000.01 - 150,000.00 ...........          28      3,581,552.53          0.89       6.653         707    127,912.59         76.65
150,000.01 - 200,000.00 ...........          51      9,152,316.37          2.28       6.664         707    179,457.18         76.63
200,000.01 - 250,000.00 ...........          58     13,188,697.87          3.29       6.616         715    227,391.34         77.05
250,000.01 - 300,000.00 ...........          50     13,819,934.93          3.45       6.647         697    276,398.70         78.48
300,000.01 - 350,000.00 ...........          36     11,609,105.24          2.89       6.510         703    322,475.15         78.86
350,000.01 - 400,000.00 ...........          38     14,186,754.88          3.54       6.468         709    373,335.65         77.90
400,000.01 - 450,000.00 ...........          84     36,293,329.31          9.05       6.443         709    432,063.44         78.54
450,000.01 - 500,000.00 ...........         106     50,307,548.71         12.54       6.507         702    474,599.52         77.85
500,000.01 - 550,000.00 ...........         105     55,242,754.05         13.77       6.423         710    526,121.47         77.42
550,000.01 - 600,000.00 ...........          66     38,012,551.58          9.48       6.494         706    575,947.75         77.63
600,000.01 - 650,000.00 ...........          63     39,659,255.58          9.89       6.474         692    629,511.99         74.98
650,000.01 - 700,000.00 ...........          20     13,402,186.00          3.34       6.398         713    670,109.30         77.98
700,000.01 - 750,000.00 ...........          30     21,981,507.42          5.48       6.267         719    732,716.91         74.83
750,000.01 - 800,000.00 ...........          11      8,562,315.30          2.13       6.533         706    778,392.30         72.61
800,000.01 - 850,000.00 ...........          16     13,238,259.00          3.30       6.477         729    827,391.19         71.57
850,000.01 - 900,000.00 ...........           8      7,057,050.00          1.76       6.125         700    882,131.25         74.47
900,000.01 - 950,000.00 ...........           4      3,766,000.00          0.94       6.152         723    941,500.00         74.63
950,000.01 - 1,000,000.00 .........          14     13,910,600.00          3.47       6.528         713    993,614.29         67.00
1,000,000.01 - 1,250,000.00 .......          10     11,185,950.00          2.79       6.081         708  1,118,595.00         71.69
1,250,000.01 - 1,500,000.00 .......           5      7,093,900.00          1.77       6.303         719  1,418,780.00         72.47
1,500,000.01 - 1,750,000.00 .......           3      4,770,000.00          1.19       6.119         709  1,590,000.00         60.02
1,750,000.01 - 2,000,000.00 .......           2      3,856,000.00          0.96       6.624         689  1,928,000.00         57.62
2,000,000.01 - 2,250,000.00 .......           3      6,593,750.00          1.64       6.455         713  2,197,916.67         55.99
                                      ---------   ---------------   -----------
    Total .........................         819   $401,115,301.21        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the average principal balance of the Group 2
      Mortgage Loans was approximately $489,762.27.

                                       21

                                   Original Loan-to-Value Ratios for the Group 2 Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Range of Original Loan-to-Value        Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Ratios (%)                                Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
20.01 - 30.00 .....................           2   $  1,107,799.41          0.28%      6.714%        682   $553,899.71         22.48%
30.01 - 40.00 .....................           2        815,000.00          0.20       6.375         706    407,500.00         31.00
40.01 - 50.00 .....................           9      6,256,556.32          1.56       6.215         760    695,172.92         47.88
50.01 - 60.00 .....................          28     23,007,593.53          5.74       6.355         690    821,699.77         55.76
60.01 - 70.00 .....................          82     47,222,753.03         11.77       6.363         698    575,887.23         66.29
70.01 - 80.00 .....................         682    318,807,183.31         79.48       6.475         709    467,459.21         79.03
80.01 - 90.00 .....................          10      2,921,029.30          0.73       6.491         698    292,102.93         87.62
90.01 - 95.00 .....................           4        977,386.31          0.24       6.441         657    244,346.58         92.72
                                      ---------   ---------------   -----------
    Total .........................         819   $401,115,301.21        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 2 Mortgage Loans was approximately 75.55%.


                                   Original Term to Stated Maturity for the Group 2 Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Original Term to Stated Maturity       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
(Months)                                  Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
360 ...............................         819   $401,115,301.21        100.00%      6.451%        707   $489,762.27         75.55%
                                      ---------   ---------------   -----------
    Total .........................         819   $401,115,301.21        100.00%
                                      =========   ===============   ===========


                                Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Range of Remaining Terms to Stated     Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Maturity (Months)                         Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
351 - 355 .........................          15   $  6,213,204.22          1.55%      6.699%        712   $414,213.61         74.63%
356 - 360 .........................         804    394,902,096.99         98.45       6.448         707    491,171.76         75.56
                                      ---------   ---------------   -----------
    Total .........................         819   $401,115,301.21        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average remaining term to stated
      maturity of the Group 2 Mortgage Loans was approximately 359 months.

                                       22

                         Geographic Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Geographic Area                           Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
Alabama ...........................           1   $    187,000.00          0.05%      6.625%        666   $187,000.00         76.33%
Arizona ...........................          47     20,858,126.04          5.20       6.703         701    443,789.92         74.88
California ........................         451    245,019,204.09         61.08       6.423         707    543,279.83         75.77
Colorado ..........................          12      5,730,010.41          1.43       6.399         730    477,500.87         75.50
Connecticut .......................           2        927,177.67          0.23       6.816         707    463,588.84         82.19
District of Columbia ..............           1        640,000.00          0.16       7.000         631    640,000.00         80.00
Florida ...........................          55     17,427,218.45          4.34       6.648         708    316,858.52         75.37
Georgia ...........................          16      3,908,692.00          0.97       6.639         691    244,293.25         77.08
Hawaii ............................           7      3,610,592.00          0.90       6.052         701    515,798.86         80.00
Idaho .............................           2        701,900.00          0.17       6.674         664    350,950.00         76.13
Illinois ..........................          19      7,650,916.46          1.91       6.456         718    402,679.81         76.11
Indiana ...........................           1        106,800.00          0.03       6.750         705    106,800.00         95.36
Louisiana .........................           1        232,750.00          0.06       6.000         638    232,750.00         89.87
Maine .............................           1        382,400.00          0.10       6.375         645    382,400.00         80.00
Maryland ..........................          21      8,593,900.00          2.14       6.397         690    409,233.33         79.23
Massachusetts .....................          15      4,612,359.92          1.15       6.572         703    307,490.66         74.20
Michigan ..........................           2        877,920.00          0.22       6.661         765    438,960.00         76.07
Minnesota .........................           6      2,276,070.03          0.57       6.778         721    379,345.01         72.75
Missouri ..........................           2        921,500.00          0.23       6.080         691    460,750.00         80.28
Montana ...........................           2      2,450,550.00          0.61       6.763         652  1,225,275.00         66.57
Nevada ............................          22      8,850,070.13          2.21       6.408         714    402,275.92         72.78
New Jersey ........................          14      7,750,412.71          1.93       6.399         714    553,600.91         70.49
New Mexico ........................           1        633,500.00          0.16       5.875         625    633,500.00         63.35
New York ..........................          45     26,268,292.31          6.55       6.436         715    583,739.83         74.40
North Carolina ....................           3      1,273,826.09          0.32       5.906         703    424,608.70         80.00
Oregon ............................           6      1,694,784.91          0.42       6.572         704    282,464.15         74.87
Pennsylvania ......................           2      1,113,000.00          0.28       6.718         690    556,500.00         76.29
Rhode Island ......................           1        156,000.00          0.04       6.875         734    156,000.00         80.00
South Carolina ....................           5      2,333,000.00          0.58       6.739         688    466,600.00         71.63
Tennessee .........................           1        239,106.82          0.06       6.875         793    239,106.82         80.00
Texas .............................           6        867,375.25          0.22       6.702         677    144,562.54         79.74
Utah ..............................           4      3,095,600.00          0.77       6.601         707    773,900.00         68.51
Vermont ...........................           1        814,459.00          0.20       6.250         800    814,459.00         80.00
Virginia ..........................          28     12,411,554.00          3.09       6.159         705    443,269.79         78.06
Washington ........................          14      5,881,711.99          1.47       6.577         713    420,122.29         75.94
Wisconsin .........................           1        179,520.93          0.04       6.625         750    179,520.93         80.00
Wyoming ...........................           1        438,000.00          0.11       7.000         773    438,000.00         80.00
                                      ---------   ---------------   -----------
    Total .........................         819   $401,115,301.21        100.00%
                                      =========   ===============   ===========


                                       23

                                      Mortgagors' FICO Scores for the Group 2 Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Range of FICO                          Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Credit Scores                             Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
Not available .....................           3   $  1,457,488.75          0.36%      6.430%        N/A   $485,829.58         57.70%
621 - 640 .........................          49     24,320,201.24          6.06       6.631         629    496,330.64         74.79
641 - 660 .........................          71     32,785,719.12          8.17       6.576         650    461,770.69         73.95
661 - 680 .........................         115     53,194,647.78         13.26       6.555         670    462,562.15         75.52
681 - 700 .........................         163     84,398,330.42         21.04       6.446         690    517,781.17         74.44
701 - 720 .........................         114     55,367,071.49         13.80       6.479         710    485,676.07         76.77
721 - 740 .........................         120     55,944,897.26         13.95       6.420         730    466,207.48         77.47
741 - 760 .........................          67     34,491,273.76          8.60       6.316         749    514,795.13         77.06
761 - 780 .........................          69     33,624,204.18          8.38       6.339         770    487,307.31         76.66
781 - 800 .........................          37     21,097,945.38          5.26       6.292         791    570,214.74         71.94
801 - 820 .........................          10      4,265,873.41          1.06       6.113         807    426,587.34         76.64
821 ...............................           1        167,648.42          0.04       6.625         821    167,648.42         70.00
                                      ---------   ---------------   -----------
    Total .........................         819   $401,115,301.21        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average FICO Credit Score of the
      Group 2 Mortgage Loans (not including the Mortgage Loans for which the
      FICO Credit Score was not available) was approximately 707.


                                    Types of Mortgaged Properties for the Group 2 Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Property Type                             Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
Single Family Residence ...........         495   $241,444,536.39         60.19%      6.463%        703   $487,766.74         75.81%
Planned Unit Development (PUD) ....         164     79,915,604.75         19.92       6.360         709    487,290.27         75.75
Low-rise Condominium ..............          71     29,806,661.50          7.43       6.523         715    419,812.13         76.99
Two-Family Residence ..............          52     27,384,922.66          6.83       6.500         714    526,633.13         74.75
High-rise Condominium .............           9      7,779,600.00          1.94       6.498         741    864,400.00         68.59
Three-Family Residence ............          13      6,567,369.62          1.64       6.522         739    505,182.28         73.16
Four-Family Residence .............          10      5,559,500.00          1.39       6.401         723    555,950.00         71.10
Townhouse .........................           4      2,007,106.29          0.50       6.710         681    501,776.57         79.68
Cooperative .......................           1        650,000.00          0.16       6.500         685    650,000.00         52.85
                                      ---------   ---------------   -----------
    Total .........................         819   $401,115,301.21        100.00%
                                      =========   ===============   ===========


                                               Purposes of the Group 2 Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Loan Purpose                              Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
Purchase ..........................         411   $187,316,314.85         46.70%      6.402%        717   $455,757.46         78.40%
Refinance (Cash Out) ..............         233    121,685,252.68         30.34       6.520         696    522,254.30         72.51
Refinance (Rate/Term) .............         175     92,113,733.68         22.96       6.462         701    526,364.19         73.77
                                      ---------   ---------------   -----------
    Total .........................         819   $401,115,301.21        100.00%
                                      =========   ===============   ===========


                                       24

                                          Occupancy Types for the Group 2 Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Occupancy Type                            Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
Primary Home ......................         709   $350,895,229.82         87.48%      6.433%        704   $494,915.70         76.20%
Investment ........................          84     35,283,797.42          8.80       6.607         732    420,045.21         71.77
Secondary Home ....................          26     14,936,273.97          3.72       6.513         721    574,472.08         69.10
                                      ---------   ---------------   -----------
    Total .........................         819   $401,115,301.21        100.00%
                                      =========   ===============   ===========

------------
(1)   Based upon representations of the related mortgagors at the time of origination.


                                       Loan Documentation Types for the Group 2 Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Type of Program                           Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
Full/Alternate ....................         106   $ 54,208,912.03         13.51%      6.283%        707   $511,404.83         77.86%
FastForward .......................           8      5,062,200.00          1.26       6.310         746    632,775.00         75.06
Stated Income .....................         472    225,266,787.04         56.16       6.467         704    477,260.14         76.19
No Ratio ..........................         163     82,052,481.58         20.46       6.459         714    503,389.46         75.29
No Income/No Asset ................          35     16,633,004.87          4.15       6.684         712    475,228.71         67.10
No Doc ............................          35     17,891,915.69          4.46       6.552         698    511,197.59         69.62
                                      ---------   ---------------   -----------
    Total .........................         819   $401,115,301.21        100.00%
                                      =========   ===============   ===========


                                             Loan Ages for the Group 2 Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Range of                               Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Loan Ages (Months)                        Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
0 .................................         451   $243,830,545.40         60.79%      6.361%        707   $540,644.22         74.72%
1 - 5 .............................         363    155,369,622.20         38.73       6.594         707    428,015.49         76.85
6 - 8 .............................           5      1,915,133.61          0.48       6.441         682    383,026.72         74.90
                                      ---------   ---------------   -----------
    Total .........................         819   $401,115,301.21        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average loan age of the Group 2
      Mortgage Loans was approximately 1 month.


                                            Loan Programs for the Group 2 Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Loan Program                              Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
5/1 LIBOR .........................          69   $ 23,451,886.60          5.85%      6.475%        702   $339,882.41         75.21%
5/1 LIBOR 40/30 Balloon ...........          26      8,724,083.50          2.17       6.477         701    335,541.67         77.80
5/6 LIBOR .........................          26      7,386,600.68          1.84       6.745         713    284,100.03         76.71
5/6 LIBOR 40/30 Balloon ...........           3        870,752.78          0.22       6.875         697    290,250.93         80.00
5/1 LIBOR Interest Only ...........         574    307,315,776.89         76.62       6.406         707    535,393.34         75.24
5/6 LIBOR Interest Only ...........         121     53,366,200.76         13.30       6.651         709    441,042.98         76.85
                                      ---------   ---------------   -----------
    Total .........................         819   $401,115,301.21        100.00%
                                      =========   ===============   ===========

                                       25

                                     Original Interest Only Terms of the Group 2 Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Original Interest Only                 Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Term (Months)                             Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
None ..............................         124   $ 40,433,323.56         10.08%      6.534%        703   $326,075.19         76.14%
60 ................................          34     17,697,798.52          4.41       6.507         710    520,523.49         77.36
120 ...............................         661    342,984,179.13         85.51       6.439         708    518,886.81         75.39
                                      ---------   ---------------   -----------
    Total .........................         819   $401,115,301.21        100.00%
                                      =========   ===============   ===========


                                   Prepayment Charge Terms and Types of the Group 2 Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Prepayment Charge                      Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Terms and Types (Months)                  Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
None ..............................         372   $195,338,785.04         48.70%      6.422%        710   $525,104.26         74.60%
12-Hard ...........................         125     70,225,281.22         17.51       6.487         707    561,802.25         74.35
12-Soft ...........................           5      2,046,034.64          0.51       6.682         689    409,206.93         76.43
24-Hard ...........................          55     21,867,008.68          5.45       6.473         697    397,581.98         78.10
24-Soft ...........................           2        758,400.00          0.19       6.823         668    379,200.00         80.00
36-Hard ...........................         209     90,084,013.53         22.46       6.409         705    431,023.99         77.72
36-Soft ...........................          51     20,795,778.10          5.18       6.741         704    407,760.35         76.14
                                      ---------   ---------------   -----------
    Total .........................         819   $401,115,301.21        100.00%
                                      =========   ===============   ===========


                                           Gross Margins for the Group 2 Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Range of Gross Margins (%)                Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
2.250 - 2.500 .....................         199   $ 86,752,688.43         21.63%      6.633%        710   $435,943.16         76.75%
2.501 - 3.000 .....................         571    297,203,546.69         74.09       6.381         707    520,496.58         74.99
3.001 - 3.500 .....................          15      5,696,793.55          1.42       6.561         668    379,786.24         80.00
3.501 - 4.000 .....................          30     10,155,156.54          2.53       6.851         709    338,505.22         78.64
4.001 - 4.500 .....................           3        743,116.00          0.19       7.000         723    247,705.33         80.00
4.501 - 4.990 .....................           1        564,000.00          0.14       6.875         682    564,000.00         80.00
                                      ---------   ---------------   -----------
    Total .........................         819   $401,115,301.21        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average Gross Margin of the Group 2
      Mortgage Loans was approximately 2.686%.


                                  Months to Initial Adjustment Date for the Group 2 Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Range of Number of Months to           Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Initial Adjustment Date                   Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
52 - 59 ...........................         368   $157,284,755.81         39.21%      6.592%        707   $427,404.23         76.83%
60 - 61 ...........................         451    243,830,545.40         60.79       6.361         707    540,644.22         74.72
                                      ---------   ---------------   -----------
    Total .........................         819   $401,115,301.21        100.00%
                                      =========   ===============   ===========


                                       26

                                      Maximum Mortgage Rates for the Group 2 Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Range of Maximum Mortgage Rates (%)       Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
10.000 ............................           5   $  2,692,572.00          0.67%      5.000%        708   $538,514.40         79.68%
10.001 - 10.500 ...................          23     13,094,245.02          3.26       5.364         723    569,315.00         75.45
10.501 - 11.000 ...................         103     55,444,983.41         13.82       5.860         723    538,300.81         75.72
11.001 - 11.500 ...................         256    137,639,229.65         34.31       6.352         711    537,653.24         73.70
11.501 - 12.000 ...................         285    129,291,955.03         32.23       6.795         695    453,655.98         76.69
12.001 - 12.500 ...................          25     10,913,136.47          2.72       6.410         714    436,525.46         74.80
12.501 - 13.000 ...................         122     52,039,179.63         12.97       6.850         704    426,550.65         77.38
                                      ---------   ---------------   -----------
    Total .........................         819   $401,115,301.21        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
      Group 2 Mortgage Loans was approximately 11.614%.


                                    Initial Periodic Rate Caps for the Group 2 Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Initial Periodic                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
 Rate  Caps (%)                           Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
3.000 .............................          12   $  6,008,385.80          1.50%      6.631%        691   $500,698.82         76.06%
5.000 .............................         671    336,484,585.11         83.89       6.396         707    501,467.34         75.29
6.000 .............................         136     58,622,330.30         14.61       6.751         708    431,046.55         76.96
                                      ---------   ---------------   -----------
    Total .........................         819   $401,115,301.21        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 2 Mortgage Loans was approximately 5.116%.


                                    Subsequent Periodic Rate Caps for the Group 2 Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Subsequent Periodic                    Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Rate Caps (%)                             Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
1.000 .............................         104   $ 42,331,691.35         10.55%      6.640%        707   $407,035.49         77.45%
2.000 .............................         715    358,783,609.86         89.45       6.429         707    501,795.26         75.33
                                      ---------   ---------------   -----------
    Total .........................         819   $401,115,301.21        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Group 2 Mortgage Loans was approximately 1.894%.


                                         Origination Channels for the Group 2 Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Origination Channel                       Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
Conduit ...........................         291   $122,427,576.83         30.52%      6.647%        709   $420,713.32         76.96%
Correspondent .....................         139     78,173,181.40         19.49       6.355         709    562,396.99         73.98
Consumer Direct ...................          45     21,732,620.00          5.42       6.466         698    482,947.11         71.55
Mortgage Professionals ............         344    178,781,922.98         44.57       6.358         706    519,714.89         75.75
                                      ---------   ---------------   -----------
    Total .........................         819   $401,115,301.21        100.00%
                                      =========   ===============   ===========

                                       27

                                                      Aggregate Mortgage Loans

                                              Mortgage Rates for the Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Range of                               Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Mortgage Rates (%)                        Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
5.000 .............................           5   $  2,692,572.00          0.52%      5.000%        708   $538,514.40         79.68%
5.001 - 5.500 .....................          24     14,109,245.02          2.75       5.374         725    587,885.21         75.06
5.501 - 6.000 .....................         105     56,800,983.41         11.07       5.861         723    540,961.75         75.83
6.001 - 6.500 .....................         280    147,537,366.12         28.76       6.362         711    526,919.16         73.80
6.501 - 7.000 .....................         411    181,686,803.52         35.42       6.819         697    442,060.35         76.88
7.001 - 7.500 .....................         172     73,526,281.07         14.33       7.282         698    427,478.38         77.17
7.501 - 8.000 .....................          65     27,688,606.79          5.40       7.740         682    425,978.57         78.76
8.001 - 8.500 .....................          16      5,555,608.24          1.08       8.213         685    347,225.52         81.50
8.501 - 9.000 .....................           7      1,667,980.28          0.33       8.716         669    238,282.90         79.75
9.001 - 9.500 .....................           4      1,670,642.30          0.33       9.125         733    417,660.58         80.00
                                      ---------   ---------------   -----------
    Total .........................       1,089   $512,936,088.75        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage
      Loans was approximately 6.677% per annum.


                                        Current Principal Balances for the Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Range of Current Mortgage Loan         Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Principal Balances ($)                    Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
44,000.00 - 50,000.00 .............           1   $     44,963.11          0.01%      7.000%        664   $ 44,963.11         75.00%
50,000.01 - 100,000.00 ............          19      1,572,576.67          0.31       7.392         697     82,767.19         77.16
100,000.01 - 150,000.00 ...........          44      5,629,469.99          1.10       7.039         699    127,942.50         77.55
150,000.01 - 200,000.00 ...........          83     14,710,686.35          2.87       7.000         701    177,237.18         77.13
200,000.01 - 250,000.00 ...........          80     18,111,278.02          3.53       6.846         713    226,390.98         77.59
250,000.01 - 300,000.00 ...........          75     20,630,309.38          4.02       6.947         696    275,070.79         78.97
300,000.01 - 350,000.00 ...........          49     15,787,294.55          3.08       6.837         701    322,189.68         78.79
350,000.01 - 400,000.00 ...........          44     16,417,904.81          3.20       6.577         706    373,134.20         78.43
400,000.01 - 450,000.00 ...........         109     47,126,050.16          9.19       6.684         704    432,349.08         78.80
450,000.01 - 500,000.00 ...........         142     67,553,318.21         13.17       6.748         699    475,727.59         78.06
500,000.01 - 550,000.00 ...........         124     65,151,491.23         12.70       6.564         707    525,415.25         77.50
550,000.01 - 600,000.00 ...........          85     48,843,542.58          9.52       6.716         705    574,629.91         77.69
600,000.01 - 650,000.00 ...........          73     46,070,510.67          8.98       6.625         689    631,102.89         75.18
650,000.01 - 700,000.00 ...........          33     22,204,596.04          4.33       6.830         698    672,866.55         78.23
700,000.01 - 750,000.00 ...........          35     25,559,507.42          4.98       6.429         719    730,271.64         75.55
750,000.01 - 800,000.00 ...........          14     10,906,315.30          2.13       6.750         701    779,022.52         74.20
800,000.01 - 850,000.00 ...........          18     14,895,759.00          2.90       6.550         729    827,542.17         71.95
850,000.01 - 900,000.00 ...........          10      8,812,583.83          1.72       6.548         703    881,258.38         75.57
900,000.01 - 950,000.00 ...........           5      4,714,175.00          0.92       6.448         709    942,835.00         75.71
950,000.01 - 1,000,000.00 .........          20     19,782,600.00          3.86       6.767         716    989,130.00         69.81
1,000,000.01 - 1,250,000.00 .......          10     11,185,950.00          2.18       6.081         708  1,118,595.00         71.69
1,250,000.01 - 1,500,000.00 .......           7     10,085,456.43          1.97       6.640         721  1,440,779.49         72.21
1,500,000.01 - 1,750,000.00 .......           3      4,770,000.00          0.93       6.119         709  1,590,000.00         60.02
1,750,000.01 - 2,000,000.00 .......           3      5,776,000.00          1.13       6.832         688  1,925,333.33         54.83
2,000,000.01 - 2,250,000.00 .......           3      6,593,750.00          1.29       6.455         713  2,197,916.67         55.99
                                      ---------   ---------------   -----------
    Total .........................       1,089   $512,936,088.75        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the average principal balance of the Mortgage
      Loans was approximately $471,015.69.

                                       28

                                       Original Loan-to-Value Ratios for the Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Range of Original Loan-to-Value        Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Ratios (%)                                Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
20.01 - 30.00 .....................           2   $  1,107,799.41          0.22%      6.714%        682   $553,899.71         22.48%
30.01 - 40.00 .....................           3      1,015,000.00          0.20       6.597         691    338,333.33         31.46
40.01 - 50.00 .....................          11      8,647,556.32          1.69       6.494         736    786,141.48         47.91
50.01 - 60.00 .....................          30     23,967,814.46          4.67       6.389         689    798,927.15         55.68
60.01 - 70.00 .....................          93     53,684,808.35         10.47       6.489         696    577,256.00         66.36
70.01 - 80.00 .....................         927    417,632,885.62         81.42       6.716         706    450,520.91         79.08
80.01 - 90.00 .....................          16      4,999,388.28          0.97       6.984         693    312,461.77         88.29
90.01 - 95.00 .....................           7      1,880,836.31          0.37       7.135         667    268,690.90         93.82
                                      ---------   ---------------   -----------
    Total .........................       1,089   $512,936,088.75        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 76.05%.


                                       Original Term to Stated Maturity for the Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Original Term to Stated Maturity       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
(Months)                                  Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
360 ...............................       1,089   $512,936,088.75        100.00%      6.677%        704   $471,015.69         76.05%
                                      ---------   ---------------   -----------
    Total .........................       1,089   $512,936,088.75        100.00%
                                      =========   ===============   ===========


                                    Remaining Terms to Stated Maturity for the Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Range of Remaining Terms to Stated     Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Maturity (Months)                         Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
351 - 355 .........................          33   $ 13,553,153.45          2.64%      7.145%        709   $410,701.62         75.25%
356 - 360 .........................       1,056    499,382,935.30         97.36       6.664         704    472,900.51         76.08
                                      ---------   ---------------   -----------
    Total .........................       1,089   $512,936,088.75        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average remaining term to stated
      maturity of the Mortgage Loans was approximately 359 months.

                                       29

                             Geographic Distribution of the Mortgaged Properties for the Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Geographic Area                           Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
Alabama ...........................           1   $    187,000.00          0.04%      6.625%        666   $187,000.00         76.33%
Arizona ...........................          67     27,685,013.42          5.40       6.916         702    413,209.16         75.97
California ........................         545    295,305,926.52         57.57       6.599         705    541,845.74         76.13
Colorado ..........................          16      8,706,010.41          1.70       6.745         719    544,125.65         71.23
Connecticut .......................           6      1,602,862.82          0.31       7.160         704    267,143.80         81.27
District of Columbia ..............           4      1,963,200.00          0.38       7.185         677    490,800.00         79.85
Florida ...........................          89     25,520,516.73          4.98       6.981         704    286,747.38         76.00
Georgia ...........................          22      5,480,047.27          1.07       6.940         688    249,093.06         77.92
Hawaii ............................           7      3,610,592.00          0.70       6.052         701    515,798.86         80.00
Idaho .............................           5      1,887,800.00          0.37       7.122         680    377,560.00         76.32
Illinois ..........................          36     12,587,903.07          2.45       6.877         713    349,663.97         77.59
Indiana ...........................           1        106,800.00          0.02       6.750         705    106,800.00         95.36
Louisiana .........................           1        232,750.00          0.05       6.000         638    232,750.00         89.87
Maine .............................           1        382,400.00          0.07       6.375         645    382,400.00         80.00
Maryland ..........................          27     10,993,200.00          2.14       6.631         692    407,155.56         79.85
Massachusetts .....................          21      7,043,425.04          1.37       6.969         691    335,401.19         74.78
Michigan ..........................           4      1,356,053.45          0.26       7.015         728    339,013.36         74.58
Minnesota .........................           7      2,536,070.03          0.49       6.877         724    362,295.72         73.50
Missouri ..........................           5      1,274,606.35          0.25       6.433         690    254,921.27         80.49
Montana ...........................           2      2,450,550.00          0.48       6.763         652  1,225,275.00         66.57
Nevada ............................          31     13,368,470.13          2.61       6.719         713    431,240.97         73.77
New Jersey ........................          27     13,573,850.50          2.65       6.860         700    502,735.20         74.23
New Mexico ........................           1        633,500.00          0.12       5.875         625    633,500.00         63.35
New York ..........................          51     29,010,596.63          5.66       6.548         713    568,835.23         74.82
North Carolina ....................           6      2,547,474.98          0.50       6.838         694    424,579.16         81.66
Oregon ............................          13      4,071,484.91          0.79       6.996         696    313,191.15         77.31
Pennsylvania ......................           4      1,573,714.06          0.31       6.924         683    393,428.52         77.23
Rhode Island ......................           1        156,000.00          0.03       6.875         734    156,000.00         80.00
South Carolina ....................           8      3,350,403.71          0.65       6.919         699    418,800.46         72.94
Tennessee .........................           4      1,011,710.01          0.20       7.861         698    252,927.50         79.84
Texas .............................           7        989,475.99          0.19       6.785         680    141,353.71         79.63
Utah ..............................           9      5,603,309.65          1.09       6.912         709    622,589.96         73.43
Vermont ...........................           1        814,459.00          0.16       6.250         800    814,459.00         80.00
Virginia ..........................          34     15,313,915.00          2.99       6.385         702    450,409.26         78.32
Washington ........................          23      9,387,476.14          1.83       6.891         704    408,151.14         76.62
Wisconsin .........................           1        179,520.93          0.03       6.625         750    179,520.93         80.00
Wyoming ...........................           1        438,000.00          0.09       7.000         773    438,000.00         80.00
                                      ---------   ---------------   -----------
    Total .........................       1,089   $512,936,088.75        100.00%
                                      =========   ===============   ===========

                                       30

                                          Mortgagors' FICO Scores for the Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Range of FICO                          Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Credit Scores                             Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
Not available .....................           6   $  2,531,540.62          0.49%      6.873%        N/A   $421,923.44         66.27%
621 - 640 .........................          75     35,424,989.61          6.91       6.909         630    472,333.19         74.40
641 - 660 .........................         115     51,146,014.25          9.97       6.900         651    444,747.95         75.76
661 - 680 .........................         157     68,257,621.98         13.31       6.785         671    434,761.92         76.49
681 - 700 .........................         217    110,242,861.02         21.49       6.678         690    508,031.62         74.86
701 - 720 .........................         152     68,325,963.10         13.32       6.666         710    449,512.92         77.43
721 - 740 .........................         145     66,993,482.47         13.06       6.595         730    462,024.02         77.30
741 - 760 .........................          80     40,145,929.94          7.83       6.499         749    501,824.12         77.35
761 - 780 .........................          82     39,282,610.97          7.66       6.498         769    479,056.23         77.01
781 - 800 .........................          45     24,532,415.38          4.78       6.435         791    545,164.79         73.03
801 - 820 .........................          14      5,885,010.99          1.15       6.463         806    420,357.93         77.56
821 ...............................           1        167,648.42          0.03       6.625         821    167,648.42         70.00
                                      ---------   ---------------   -----------
    Total .........................       1,089   $512,936,088.75        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average FICO Credit Score of the
      Mortgage Loans (not including the Mortgage Loans for which the FICO Credit
      Score was not available) was approximately 704.


                                        Types of Mortgaged Properties for the Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Property Type                             Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
Single Family Residence ...........         653   $311,316,184.39         60.69%      6.688%        699   $476,747.60         76.13%
Planned Unit Development (PUD) ....         219    104,658,713.39         20.40       6.628         710    477,893.67         76.45
Low-rise Condominium ..............         104     37,860,759.89          7.38       6.732         713    364,045.77         77.56
Two Family Residence ..............          64     31,734,815.98          6.19       6.646         711    495,856.50         75.37
High-rise Condominium .............          12      8,950,025.80          1.74       6.667         740    745,835.48         70.06
Four Family Residence .............          15      8,034,404.92          1.57       6.631         724    535,626.99         72.89
Three Family Residence ............          16      7,563,278.09          1.47       6.801         731    472,704.88         74.06
Townhouse .........................           5      2,167,906.29          0.42       6.796         680    433,581.26         79.71
Cooperative .......................           1        650,000.00          0.13       6.500         685    650,000.00         52.85
                                      ---------   ---------------   -----------
    Total .........................       1,089   $512,936,088.75        100.00%
                                      =========   ===============   ===========


                                                   Purposes of the Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Loan Purpose                              Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
Purchase ..........................         578   $252,726,208.10         49.27%      6.683%        714   $437,242.57         78.68%
Refinance (Rate/Term) .............         205    103,483,360.61         20.17       6.592         698    504,796.88         74.32
Refinance (Cash Out) ..............         306    156,726,520.04         30.55       6.723         692    512,178.17         72.97
                                      ---------   ---------------   -----------
    Total .........................       1,089   $512,936,088.75        100.00%
                                      =========   ===============   ===========

                                       31

                                              Occupancy Types for the Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Occupancy Type                            Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
Primary Home ......................         915   $438,552,117.49         85.50%      6.637%        701   $479,291.93         76.72%
Secondary Home ....................          43     22,116,421.30          4.31       6.909         715    514,335.38         69.52
Investment ........................         131     52,267,549.96         10.19       6.912         727    398,988.93         73.22
                                      ---------   ---------------   -----------
    Total .........................       1,089   $512,936,088.75        100.00%
                                      =========   ===============   ===========

------------
(1)   Based upon representations of the related mortgagors at the time of origination.


                                           Loan Documentation Types for the Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Type of                                Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Documentation Program                     Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
Full/Alternate ....................         121   $ 58,807,988.69         11.46%      6.358%        707   $486,016.44         78.14%
FastForward .......................           8      5,062,200.00          0.99       6.310         746    632,775.00         75.06
Stated Income .....................         596    279,993,372.29         54.59       6.652         702    469,787.54         76.50
No Ratio ..........................         232    112,981,171.35         22.03       6.751         709    486,987.81         76.19
No Income/No Asset ................          67     27,113,412.31          5.29       7.062         702    404,677.80         71.60
No Doc ............................          65     28,977,944.11          5.65       6.981         695    445,814.52         71.30
                                      ---------   ---------------   -----------
    Total .........................       1,089   $512,936,088.75        100.00%
                                      =========   ===============   ===========


                                                 Loan Ages for the Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Range of                               Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Loan Ages (Months)                        Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
0 .................................         531   $275,097,253.40         53.63%      6.483%        704   $518,073.92         75.07%
1 - 5 .............................         545    233,326,935.55         45.49       6.899         704    428,122.82         77.24
6 - 9 .............................          13      4,511,899.80          0.88       7.020         697    347,069.22         75.16
                                      ---------   ---------------   -----------
    Total .........................       1,089   $512,936,088.75        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average loan age of the Mortgage
      Loans was approximately 1 month.


                                                Loan Programs for the Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Loan Program                              Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
5/1 LIBOR .........................          87   $ 29,081,944.98          5.67%      6.694%        702   $334,275.23         76.03%
5/1 LIBOR 40/30 Balloon ...........          48     13,520,723.87          2.64       6.818         699    281,681.75         78.79
5/6 LIBOR .........................          56     14,845,303.85          2.89       7.298         703    265,094.71         78.20
5/6 LIBOR 40/30 Balloon ...........           7      1,987,313.74          0.39       7.224         684    283,901.96         79.92
5/1 LIBOR Interest-Only ...........         671    356,356,617.28         69.47       6.543         705    531,082.89         75.44
5/6 LIBOR Interest-Only ...........         220     97,144,185.03         18.94       7.039         704    441,564.48         77.55
                                      ---------   ---------------   -----------
    Total .........................       1,089   $512,936,088.75        100.00%
                                      =========   ===============   ===========

                                       32

                                         Original Interest Only Terms of the Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Original Interest Only                 Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Term (Months)                             Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
None ..............................         198   $ 59,435,286.44         11.59%      6.891%        701   $300,178.21         77.33%
60 ................................          42     21,277,703.44          4.15       6.649         710    506,611.99         77.75
120 ...............................         849    432,223,098.87         84.26       6.649         704    509,096.70         75.80
                                      ---------   ---------------   -----------
    Total .........................       1,089   $512,936,088.75        100.00%
                                      =========   ===============   ===========


                                       Prepayment Charge Terms and Types of the Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Prepayment Charge                      Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Terms and Types (Months)                  Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
None ..............................         502   $258,156,882.40         50.33%      6.676%        707   $514,256.74         75.09%
12 - Hard .........................         150     80,355,408.34         15.67       6.616         703    535,702.72         75.16
12 - Soft .........................           7      3,436,768.47          0.67       7.371         707    490,966.92         77.87
24 - Hard .........................          71     26,164,874.05          5.10       6.607         696    368,519.35         78.32
24 - Soft .........................           4      1,097,200.00          0.21       6.980         681    274,300.00         80.00
36 - Hard .........................         263    106,826,518.79         20.83       6.583         704    406,184.48         78.06
36 - Soft .........................          92     36,898,436.70          7.19       7.063         698    401,069.96         77.03
                                      ---------   ---------------   -----------
    Total .........................       1,089   $512,936,088.75        100.00%
                                      =========   ===============   ===========


                                               Gross Margins for the Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Range of Gross Margins (%)                Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
2.250 - 2.500 .....................         298   $133,245,003.27         25.98%      6.919%        707   $447,130.88         76.85%
2.501 - 3.000 .....................         702    350,748,807.46         68.38       6.556         704    499,642.18         75.52
3.001 - 3.500 .....................          29      9,717,630.68          1.89       6.914         679    335,090.71         80.00
3.501 - 4.000 .....................          54     17,333,531.34          3.38       7.078         705    320,991.32         78.16
4.001 - 4.500 .....................           5      1,327,116.00          0.26       7.290         718    265,423.20         80.00
4.501 - 5.000 .....................           1        564,000.00          0.11       6.875         682    564,000.00         80.00
                                      ---------   ---------------   -----------
    Total .........................       1,089   $512,936,088.75        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average Gross Margin of the Mortgage
      Loans was approximately 2.675%.


                                      Months to Initial Adjustment Date for the Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Range of Number of Months to Initial   Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Adjustment Date                           Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
51 - 59 ...........................         558   $237,838,835.35         46.37%      6.902%        704   $426,234.47         77.20%
60 - 61 ...........................         531    275,097,253.40         53.63       6.483         704    518,073.92         75.07
                                      ---------   ---------------   -----------
    Total .........................       1,089   $512,936,088.75        100.00%
                                      =========   ===============   ===========

                                       33


                                          Maximum Mortgage Rates for the Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Range of Maximum Mortgage Rates (%)       Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
10.000 ............................           5   $  2,692,572.00          0.52%      5.000%        708   $538,514.40         79.68%
10.001 - 10.500 ...................          23     13,094,245.02          2.55       5.364         723    569,315.00         75.45
10.501 - 11.000 ...................         103     55,444,983.41         10.81       5.860         723    538,300.81         75.72
11.001 - 11.500 ...................         256    137,639,229.65         26.83       6.352         711    537,653.24         73.70
11.501 - 12.000 ...................         290    130,849,223.89         25.51       6.797         695    451,204.22         76.71
12.001 - 12.500 ...................         138     56,575,370.68         11.03       7.124         697    409,966.45         77.28
12.501 - 13.000 ...................         169     69,682,496.52         13.59       7.075         699    412,322.46         77.89
13.001 - 13.500 ...................          67     31,190,167.23          6.08       7.358         705    465,524.88         76.64
13.501 - 14.000 ...................          23     10,746,236.73          2.10       7.781         676    467,227.68         77.77
14.001 - 14.500 ...................           8      2,229,487.87          0.43       8.265         679    278,685.98         81.02
14.501 - 15.000 ...................           3      1,121,433.45          0.22       8.731         673    373,811.15         79.78
15.001 - 15.500 ...................           4      1,670,642.30          0.33       9.125         733    417,660.58         80.00
                                      ---------   ---------------   -----------
    Total .........................       1,089   $512,936,088.75        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
      Mortgage Loans was approximately 11.889%.


                                        Initial Periodic Rate Caps for the Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Initial Periodic                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Rate Caps (%)                             Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
3.000 .............................          30   $ 14,875,303.13          2.90%      7.160%        685   $495,843.44         78.41%
5.000 .............................         848    405,383,272.27         79.03       6.577         704    478,046.31         75.83
6.000 .............................         211     92,677,513.35         18.07       7.036         706    439,229.92         76.64
                                      ---------   ---------------   -----------
    Total .........................       1,089   $512,936,088.75        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Mortgage Loans was approximately 5.123%.


                                       Subsequent Periodic Rate Caps for the Mortgage Loans(1)

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
Subsequent Periodic                    Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Rate Caps (%)                             Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
1.000 .............................         195   $ 77,782,898.05         15.16%      7.040%        701   $398,886.66         78.10%
2.000 .............................         894    435,153,190.70         84.84       6.612         705    486,748.54         75.69
                                      ---------   ---------------   -----------
    Total .........................       1,089   $512,936,088.75        100.00%
                                      =========   ===============   ===========

------------
(1)   As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Mortgage Loans was approximately 1.848%.

                                       34

                                            Origination Channels for the Mortgage Loans

                                                                     Percent of                Weighted                    Weighted
                                                        Aggregate     Aggregate    Weighted     Average       Average       Average
                                      Number of         Principal     Principal     Average        FICO       Current      Original
                                       Mortgage           Balance       Balance    Mortgage      Credit     Principal      Loan-to-
Origination Channel                       Loans       Outstanding   Outstanding        Rate       Score       Balance   Value Ratio
-----------------------------------   ---------   ---------------   -----------    --------    --------   -----------   -----------
Conduit ...........................         472   $199,714,107.67         38.94%      6.980%        705   $423,123.11         77.25%
Correspondent .....................         167     91,366,347.73         17.81       6.507         707    547,103.88         74.63
Consumer Direct ...................          48     22,734,620.00          4.43       6.519         696    473,637.92         71.82
Mortgage Professionals ............         402    199,121,013.35         38.82       6.469         703    495,325.90         76.00
                                      ---------   ---------------   -----------
    Total .........................       1,089   $512,936,088.75        100.00%
                                      =========   ===============   ===========

                        Description of the Certificates

General

      The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 2007-AR7 will consist of the Class 1-A-1, Class 1-X, Class 2-A-1, Class 2-X, Class C-M, Class A-R, Class B-IO, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class P-1, Class P-2 and Class L Certificates. Only the classes of certificates listed on the cover page of this free writing prospectus (all of which are together referred to as the "offered certificates") are offered by this free writing prospectus.

         When describing the certificates in this free writing prospectus, we use the following terms:

              Designation                                      Classes of Certificates
      ----------------------------  ------------------------------------------------------------------------------
          Senior Certificates          Class 1-A-1, Class 1-X, Class 2-A-1, Class 2-X, Class C-M and Class A-R
                                                                     Certificates

              Subordinated               Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
              Certificates                                           Certificates

      Group 1 Senior Certificates          Class 1-A-1 and Class 1-X Certificates and Class C-M-1 Component

      Group 2 Senior Certificates    Class 2-A-1, Class 2-X and Class A-R Certificates and Class C-M-2 Component

       Super Senior Certificates                          Class 1-A-1 and 2-A-1 Certificates

          Support Certificates                                  Class C-M Certificates

          Offered Certificates          Group 1 Senior Certificates, Group 2 Senior Certificates, Class B-IO,
                                                   Class B-1, Class B-2 and Class B-3 Certificates

               Components                          Class C-M-1 Component and Class C-M-2 Component

          Private Certificates      Class B-4, Class B-5, Class B-6, Class P-1, Class P-2 and Class L Certificates



       The certificates are generally referred to as the following types:

                  Class                                                           Type
      --------------------------------------------  --------------------------------------------------------------
      Class 1-A-1 Certificates:                                      Senior/Super Senior/Floating Rate

      Class 1-X Certificates:                               Senior/Notional Amount/Interest Only/Variable Rate

      Class 2-A-1 Certificates:                                      Senior/Super Senior/Variable Rate

      Class 2-X Certificates:                               Senior/Notional Amount/Interest Only/Variable Rate

      Class C-M Certificates:                                     Senior/Support/Variable Rate/Component

      Class A-R Certificates:                                              Senior/REMIC Residual

      Class B-IO Certificates:                                Senior/Notional Amount/Interest Only/Fixed Rate

      Class B-1 Certificates:                                            Subordinate/Variable Rate

      Class B-2 Certificates:                                            Subordinate/Variable Rate

      Class B-3 Certificates:                                            Subordinate/Variable Rate

      Class B-4 Certificates:                                            Subordinate/Variable Rate

      Class B-5 Certificates:                                            Subordinate/Variable Rate

      Class B-6 Certificates:                                            Subordinate/Variable Rate

      Class P-1 and Class P-2 Certificates:                                 Prepayment Charges

      Class L Certificates:                                                  Late Payment Fees

      The Class P-1, Class P-2, Class L, Class B-4, Class B-5 and Class B-6 Certificates (all of which are together are sometimes referred to as the "private certificates") are not offered by this free writing prospectus. The pass-through rate for each class of private certificates other than the Class P-1, Class P-2 and Class L Certificates will be calculated as described under "--Interest" in this free writing prospectus. The Class P-1, Class P-2 and Class L Certificates will not bear interest. The Class P-1 and Class P-2 Certificates will be entitled to receive all prepayment charges, and the Class L Certificates will be entitled to receive all late payment fees, received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the other classes of certificates. The classes of offered certificates will have the respective initial Class Certificate Balances and initial Notional Amounts and pass-through rates set forth on the cover page or as described in this free writing prospectus. The initial Class Certificate Balances may vary in the aggregate by plus or minus 10%. Any information contained in this free writing prospectus with respect to the Class P-1, Class P-2, Class L, Class B-4, Class B-5 and Class B-6 Certificates is provided only to permit a better understanding of the offered certificates.

      The "Class Certificate Balance" of any class of certificates (other than the Notional Amount Certificates) as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

   o all amounts previously distributed to holders of certificates of that class as distributions of principal, and

   o the amount of Realized Losses (including Excess Losses) allocated to that class;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of distribution priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

      In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P-1, Class P-2 and Class L Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due

Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

      The Notional Amount Certificates do not have a Class Certificate Balance and are not entitled to any distribution in respect of principal on the Mortgage Loans in any loan group.

      The senior certificates will have an initial aggregate Class Certificate Balance of approximately $470,361,100 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 91.70%. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 2.60%, 2.00%, 1.40%, 1.00%, 0.75% and 0.55%, respectively.

      The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

Component Classes

      Solely for purposes of calculating distributions and allocating losses, the Class C-M Certificates will be made up of two components having the designations and initial Component Balances set forth below as of the closing date:

                                                                 Initial Component Balance
                                                                 -------------------------
                        Designation                                    (approximate)
                        -----------                                    -------------

Class C-M-1 Component....................................     $9,281,000
Class C-M-2 Component....................................     $33,294,000

      The "Component Balance" with respect to any Class C-M Component as of any Distribution Date is the initial Component Balance of that component reduced by the sum of

   o all amounts previously distributed to that component of Class C-M Certificates as distributions of principal, and

   o the amount of Realized Losses (including Excess Losses) allocated to that component;

provided, however, that the Component Balance of a Class C-M Component to which Realized Losses have been allocated will be increased, by the amount of Subsequent Recoveries on the Mortgage Loans in the related loan group distributed as principal to the related certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Component Balance of that Class C-M Component.

      The Class Certificate Balance of the Class C-M Certificates on any Distribution Date will equal the aggregate Component Balance of the Class C-M Components on that Distribution Date. The Class C-M Components will not be separately transferable from the Class C-M Certificates. As used in this free writing prospectus, "Class C-M Component" will mean the Class C-M-1 Component or Class C-M-2 Component, as applicable. The Class C-M-1 Component will relate to loan group 1 and the Class C-M-2 Component will relate to loan group 2.

      References in this free writing prospectus to the aggregate Class Certificate Balance (or words of similar import) of the Senior Certificates in a senior certificate group include the Component Balance of the applicable Class C-M Component.

Notional Amount Certificates

      The Class 1-X Certificates do not have a Class Certificate Balance but will bear interest on their Notional Amount. The "Notional Amount" for the Class 1-X Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 1-A-1 Certificates immediately prior to that Distribution Date.

      The Class 2-X Certificates do not have a Class Certificate Balance but will bear interest on their Notional Amount. The "Notional Amount" for the Class 2-X Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 2-A-1 Certificates immediately prior to that Distribution Date.

      The Class B-IO Certificates do not have a Class Certificate Balance but will bear interest on their Notional Amount. The "Notional Amount" for the Class B-IO Certificates for any Distribution Date will equal the aggregate Class Certificate Balance of the Class B-1 and Class B-2 Certificates immediately prior to that Distribution Date.

Book-Entry Certificates

      The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear") in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Senior Certificates (other than the Class A-R Certificates) in minimum denominations representing Class Certificate Balances or Notional Amounts of $25,000 and integral multiples of $1,000 in excess thereof. Investors may hold such beneficial interests in the Class B-1, Class B-2 and Class B-3 Certificates in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

      The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participant in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

      Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

      DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

      The Class 1-A-1 Certificates (we sometimes refer to this class of certificates as the "LIBOR Certificates") will bear interest during their initial interest accrual period at the applicable initial pass-through rate set forth under "--Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described under "--Interest" below.

      LIBOR applicable to an interest accrual period will be determined on the second London Business Day prior to the commencement of such interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date for the LIBOR Certificates, the trustee, as calculation agent (in such capacity, the "Calculation Agent"), will establish LIBOR for the interest accrual period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Reuters Page LIBOR01 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Reuters Page LIBOR01" means the display page designated as the "LIBOR01" page on Reuters (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "London Business Day" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the initial LIBOR Determination Date will be 5.32%.

Payments on Mortgage Loans; Accounts

      On or before the closing date, the Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of Available Funds, prepayment charges and late payment fees for that Distribution Date and will deposit such amounts in the Distribution Account. The holders of the Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. The holders of the Class L Certificates will be entitled to all late payment fees received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

Investments of Amounts Held in Accounts

      The Certificate Account. At the direction of the Servicer, all funds in the Certificate Account will be invested in permitted investments so long as such funds are received from the Servicer in a timely manner along with specific instructions as to how such funds are to be invested. All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein. The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

      Distribution Account. Funds on deposit in the Distribution Account will not be invested.

Fees and Expenses

         The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

     Type / Recipient (1)                        Amount                      General Purpose
-------------------------------  ---------------------------------------  ----------------------
Fees
Servicing Fee / Servicer         0.375% per annum of the Stated           Compensation
                                 Principal Balance of each Mortgage
                                 Loan (3)

Additional Servicing             o  Prepayment Interest Excess            Compensation
Compensation / Servicer
                                 o  All assumption fees and other         Compensation
                                    similar charges (excluding
                                    prepayment charges and late payment
                                    fees)
                                 o  All investment income earned on       Compensation
                                    amounts on deposit in the
                                    Certificate Account.
                                 o  Excess Proceeds (5)                   Compensation

Trustee Fee / trustee            0.0065% per annum of the Stated          Compensation
                                 Principal Balance of each Mortgage
                                 Loan
Expenses

Insurance expenses / Servicer    Expenses incurred by the Servicer        Reimbursement of
                                                                          Expenses

Advances / Servicer              To the extent of funds available, the    Reimbursement of
                                 amount of any advances.                  Expenses


Indemnification expenses / the   Amounts for which the seller, the        Indemnification
Seller, the Servicer and the     Servicer and the depositor are
depositor                        entitled to indemnification (7)


     Type / Recipient (1)                         Source (2)                       Frequency
------------------------------- ----------------------------------------------  --------------
Fees
Servicing Fee / Servicer        Interest collected with respect to each             Monthly
                                Mortgage Loan and any Liquidation Proceeds or
                                Subsequent Recoveries that are allocable to
                                accrued and unpaid interest (4)
Additional Servicing            Interest collections with respect to certain     Time to time
Compensation / Servicer         Mortgage Loans that prepay in full
                                Payments made by obligors with respect to the    Time to time
                                Mortgage Loans


                                Investment income related to the Certificate        Monthly
                                Account

                                Liquidation Proceeds and Subsequent Recoveries   Time to time

Trustee Fee / trustee           Amounts in respect of interest on the               Monthly
                                Mortgage Loans

Expenses

Insurance expenses / Servicer   To the extent the expenses are covered by an     Time to time
                                insurance policy with respect to the Mortgage
                                Loan

Advances / Servicer             With respect to each Mortgage Loan, late         Time to time
                                recoveries of the payments of the costs and
                                expenses, Liquidation Proceeds, Subsequent
                                Recoveries, purchase proceeds or repurchase
                                proceeds for that Mortgage Loan (6)

Indemnification expenses / the  Amounts on deposit on the Certificate Account       Monthly
Seller, the Servicer and the    on any Distribution Account Deposit Date,
depositor                       following the transfer to the Distribution
                                Account

(1) If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3) The Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the seller, the Servicer and the depositor are entitled to indemnification of certain expenses.

Distributions

      Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in May 2007 (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" is the last business day of the month immediately preceding the month of such Distribution Date for all certificates.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

      As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date, and, in certain circumstances, from any Available Funds from the other loan groups remaining after distribution to the senior certificates related to such loan groups. Distributions on the subordinated certificates and the Class B-IO Certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case, after giving effect to distributions on all classes of senior certificates in the following order of priority:

   o from Available Funds for the related loan group, to current and unpaid interest on each class or component of senior certificates in the related senior certificate group, pro rata based on their respective interest distribution amounts;

   o from remaining Available Funds for each loan group, pro rata, to current and unpaid interest on the Class B-IO Certificates;

   o from remaining Available Funds for the related loan group to principal on the classes and components of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the Certificates--Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and components of certificates in the related senior certificate group on the Distribution Date;

   o from remaining Available Funds for each of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to (x) any distributions that may be required to be made as described in this free writing prospectus under "--Cross-Collateralization" and (y) the limitations set forth in this free writing prospectus under "Description of the Certificates--Principal;" and

   o  any remaining amounts to the Class A-R Certificates.

      "Available Funds" for a loan group for any Distribution Date will be equal to the sum of

   o all scheduled installments of interest (net of the Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

   o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group;

   o all partial or full prepayments with respect to the Mortgage Loans in that loan group received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and the related Compensating Interest; and

   o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the Seller or the Servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the Servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

      The classes and components of offered certificates will have the respective pass-through rates set forth on the cover page of this free writing prospectus or as described below.

      The pass-through rate for the Class 1-A-1 Certificates for the interest accrual period related to each Distribution Date will be the lesser of one-month LIBOR plus 0.30% and the Weighted Average Adjusted Net Mortgage Rate of the Group 1 Mortgage Loans.

      The pass-through rate for the Class 1-X Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 1 Mortgage Loans minus the pass-through rate for the Class 1-A-1 Certificates but not less than 0.00%. The pass-through rate for the Class 1-X Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 1.484% per annum.

      The pass-through rate for the Class 2-A-1 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Group 2 Mortgage Loans minus the pass-through rate for the Class 2-X Certificates. The pass-through rate of the Class 2-A-1 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.820% per annum.

      The pass-through rate for the Class 2-X Certificates for the interest accrual period related to (a) any Distribution Date to and including March 2012, will equal 0.250% and (b) any Distribution Date thereafter, will equal 0.55% per annum.

      The pass-through rate for the Class A-R Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 2 Mortgage Loans. The pass-through rate for the Class A-R Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.070% per annum.

      The pass-through rate for the Class C-M Certificates for the interest accrual period related to each Distribution Date will equal the weighted average of the pass-through rates on the Class C-M Components. The pass-through rate for a Class C-M Component for the interest accrual period for any Distribution Date will be the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the related loan group. The pass-through rate for the Class C-M Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.295% per annum.

      The pass-through rate for the Class B-1 and Class B-2 Certificates for the interest accrual period for any Distribution Date (x) up to and including March 2012, will equal the Weighted Average Rate minus the pass-through rate for the Class B-IO Certificates and (y) any Distribution Date thereafter, will equal the Weighted Average Rate.

      The pass-through rate for each class of subordinated certificates, other than the Class B-1 and B-2 Certificates, for the interest accrual period for any Distribution Date will be the Weighted Average Rate.

      The "Weighted Average Rate" for the interest accrual period for any Distribution Date will be a per annum rate equal to (i) the sum of the following for each loan group: the product of (x) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the related loan group as of the first day of the prior calendar month and (y) the related Assumed Balance, divide by
(ii) the sum of the Assumed Balance for each loan group immediately prior to that Distribution Date.

      The "Weighted Average Adjusted Net Mortgage Rate" for a loan group and any Distribution Date means a per annum rate equal to the average of the adjusted net mortgage rate of each Mortgage Loan in that loan group, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period that ends during such Due Period).

      The "Due Period" means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

      On each Distribution Date, to the extent of funds available, each interest-bearing class and component of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "interest distribution amount" for any interest-bearing class and component will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance, Notional Amount or Component Balance, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called "unpaid interest amounts").

      With respect to each Distribution Date for the LIBOR Certificates, the "interest accrual period" will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. With respect to each Distribution Date for all other classes of interest-bearing certificates, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

      The interest entitlement described above for each class of certificates or component thereof for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups, with respect to the subordinated certificates and the Class B-IO Certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

   o any net prepayment interest shortfalls for that loan group and Distribution Date and

   o the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

      Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes or components of the related senior certificates, the classes of subordinated certificates and the Class B-IO Certificates on such Distribution Date, based on the amount of interest each such class or component of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates and the Class B-IO Certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

      For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate (increased, in the case of the Class B-1 and Class B-2 Certificates, by the Pass-Through Rate on the Class B-IO Certificates) on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The "Assumed Balance" for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate Stated Principal Balance of each Mortgage Loan in that loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date). Net Interest Shortfalls so allocable to the Class B-1 and Class B-2 Certificates will be allocated between each such class and the Class B-IO Certificates, pro rata, based on their respective Pass-Through Rates. Notwithstanding the foregoing, on any Distribution Date after a Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates and the Class B-IO Certificates based on the amount of interest each such class of subordinated certificates and the Class B-IO Certificates would otherwise be entitled to receive on that Distribution Date.

      A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local laws.

      With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for that Distribution Date and loan group and (y) the excess, if any, of the Compensating Interest for the other loan group over the prepayment interest shortfall for that loan group. A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

      If on any Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "--Priority of Distributions Among Certificates" are insufficient to make a full distribution of the interest entitlement on the group of certificates related to that loan group, interest will be distributed on each class of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class and component of certificates in that certificate group will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Principal

      Principal Amount. On each Distribution Date, the Principal Amount for each loan group will be distributed as principal with respect to the related senior certificates (other than the Notional Amount Certificates) in an amount up to the related Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount for that loan group.

      The "Principal Amount" for any Distribution Date and loan group will equal the sum of:

      (a) all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

      (b) the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan in that loan group that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing,

      (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

      (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

      (e) with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

      (f) all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loans in that loan group that was repurchased due to modification of the Mortgage Loan in lieu of refinancing,

      (g) (A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries in that loan group that incurred (1) an Excess Loss or
            (2) a Realized Loss after the Senior Credit Support Depletion Date, any such Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

      Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the classes and components of senior certificates as follows:

      (a) with respect to loan group 1, concurrently, to the Class 1-A-1 Certificates and Class C-M-1 Component, pro rata, until the Class Certificate Balance and Component Balance thereof are reduced to zero; and

      (b)   with respect to loan group 2, in the following priority:

            (i) to the Class A-R Certificates until its Class Certificate Balance is reduced to zero;

            (ii) concurrently, to the Class 2-A-1 Certificates and Class C-M-2 Component, pro rata, until the Class Certificate Balance and Component Balance thereof are reduced to zero.

      "Prepayment Period" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

      "Stated Principal Balance" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and to liquidation proceeds allocable to principal received in the prior calendar month and prepayments received through the last day of the Prepayment Period in which the Due Date occurs. The "pool principal balance" equals the aggregate Stated Principal Balance of the Mortgage Loans.

      The "Senior Principal Distribution Amount" for a loan group for any Distribution Date will equal the sum of

            (i) the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and Distribution Date,

            (ii) for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

                  (a) the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

                  (b)   either

                        (x) if no Excess Losses were sustained on a Liquidated Mortgage Loan during the preceding calendar month, the Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

                        (y) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

            (iii) the Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss; provided further, however, that on any Distribution Date after a Senior Termination Date, the Senior Principal Distribution Amount for the remaining certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the issuing entity, as opposed to only the Mortgage Loans in the related loan group.

      The "Senior Percentage" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group immediately before the Distribution Date and the denominator of which is the aggregate Stated Principal Balance of each Mortgage Loan in the related loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received on the related Mortgage Loans in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately prior to such Distribution Date.

      For any Distribution Date on and prior to a Senior Termination Date, the "Subordinated Percentage" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After a Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

      The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the Notional Amount Certificates) that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The Subordinated Prepayment Percentage for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage for that Distribution Date.

      The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of any senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for the Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the Mortgage Loans:

   o the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six-month period), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balance of the related Mortgage Loans or
      (b) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date does not equal or exceed 50%, and

   o cumulative Realized Losses on the Mortgage Loans in each loan group do not exceed

      o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the related Mortgage Loans as of the Cut-off Date or (ii) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "original subordinate principal balance"),

      o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

      o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

      o commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

      o commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

      The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

      Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in April 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of an amount equal to 100% minus the related Senior Percentage for that Distribution Date and (y) after the Distribution Date in April 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "Two Times Test"), the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

      The "Aggregate Subordinated Percentage" for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

      If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Cross-Collateralization

      Cross-Collateralization due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance and Component Balance of the senior certificates of a senior certificate group, after giving effect to distributions to be made on that Distribution Date, is greater than the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (any such group, the "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the Undercollateralized Group, until the aggregate Class Certificate Balance and Component Balance of the senior certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (such distribution, an "Undercollateralization Distribution"). If the senior certificates of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates of that related senior certificate group. Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

      All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

      Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from each loan group (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from each loan group for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

      With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates that have higher numerical class designations than that class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

      The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before that Distribution Date.

      The approximate Original Applicable Credit Support Percentages for the subordinated certificates on the date of issuance of the certificates are expected to be as follows:

              Class B-1..........................       8.30%
              Class B-2..........................       5.70%
              Class B-3..........................       3.70%
              Class B-4..........................       2.30%
              Class B-5..........................       1.30%
              Class B-6..........................       0.55%

      The "Subordinated Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of:

   o the Subordinated Percentage for that loan group of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and that Distribution Date,

   o for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan, as of the Due Date in the month preceding the month of that Distribution Date, and

   o the Subordinated Prepayment Percentage for that loan group of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and that Distribution Date.

      On any Distribution Date after a Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related loan group.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group remaining after payment of interest and principal on the senior certificates and interest and principal on the subordinated certificates, as described above and, after the final distribution has been made with respect to the certificates. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

      On each Distribution Date, any Realized Loss, other than Excess Losses, on the Mortgage Loans will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the senior certificates (other than the Notional Amount Certificates) of the related senior certificate group as follows: (1) any Realized Losses, other than Excess Losses, on the Group 1 Mortgage Loans will be allocated, sequentially, to the Class C-M-1 Component and Class 1-A-1 Certificates, in that order, until the Component Balance and Class Certificate Balance thereof are reduced to zero; and
(2) any Realized Losses, other than Excess Losses, on the Group 2 Mortgage Loans will be allocated sequentially, to the Class C-M-2 Component and Class 2-A-1 Certificates, in that order, until the Component Balance and Class Certificate Balance thereof are reduced to zero.

      On each Distribution Date, Excess Losses on the Mortgage Loans in a loan group will be allocated among the classes of senior certificates of the related senior certificate group and the classes of subordinated certificates of the related subordinated certificate group as follows:

   o the applicable Senior Percentage of such Excess Loss will be allocated among the classes and component of senior certificates (other than the Notional Amount Certificates) in that senior certificate group, pro rata, based on their Class Certificate Balances and Component Balance and

   o the applicable Subordinated Percentage of such Excess Loss will be allocated among the classes of subordinated certificates, pro rata, based on each class' share of the Assumed Balance for the applicable loan group.

      The "Senior Credit Support Depletion Date" is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

      Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

      In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Enhancement--Subordination" in this free writing prospectus.

      A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy. See "Credit Enhancement--Subordination" in this free writing prospectus.

      "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

      The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class P-1, Class P-2 and Class L Certificates.

                              Credit Enhancement

Subordination

      Any Realized Losses on the Mortgage Loans that are allocable to the senior certificates will be allocated among the related classes and components of senior certificates as specified under "Description of the Certificates - Allocation of Losses" in this free writing prospectus.

      The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the related senior certificates and the rights of the holders of each class of related subordinated certificates (other than the Class B-1 Certificates) to receive the distributions that are allocated to the related subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this free writing prospectus. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the applicable senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs.

      The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against

   o Special Hazard Losses in an initial amount expected to be up to approximately $5,129,361 (the "Special Hazard Loss Coverage Amount"),

   o Bankruptcy Losses in an initial amount expected to be up to approximately $225,847 (the "Bankruptcy Loss Coverage Amount") and

   o Fraud Losses in an initial amount expected to be up to approximately $15,388,083 (the "Fraud Loss Coverage Amount").

      The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of:

   o that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the closing date, or

   o  the greatest of

      o     1% of the aggregate of the principal balances of the Mortgage Loans,

      o     twice the principal balance of the largest Mortgage Loan and

      o the aggregate principal balances of the Mortgage Loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any zip code area.

      All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

      The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the certificates. In addition, the Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off Date, to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of:

   o 2.00% of the then current pool principal balance, in the case of the first such anniversary and 1.00% of the then current pool principal balance, in the case of the second, third and fourth such anniversaries, and

   o  the excess of

      o the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over

      o the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary.

      The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates.

      The amount of coverage provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

      A "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.